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                                                                  EXECUTION COPY



                          PLAN AND AGREEMENT OF MERGER

                                      DATED

                                 AUGUST 29, 2004

                                      AMONG

                            LNR PROPERTY CORPORATION,

                           RILEY PROPERTY HOLDINGS LLC

                                       AND

                           RILEY ACQUISITION SUB CORP.
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS.......................................................      1

ARTICLE II THE TRANSACTIONS.................................................     11
   Section 2.1 Parent Loan..................................................     11
   Section 2.2 Agreement to Effect Merger...................................     11
   Section 2.3 The Merger...................................................     11
   Section 2.4 Certificate of Incorporation.................................     11
   Section 2.5 By-Laws......................................................     11
   Section 2.6 Directors....................................................     12
   Section 2.7 Officers.....................................................     12
   Section 2.8 Stock of the Company.........................................     12
   Section 2.9 Stock of Acquisition Sub.....................................     12
   Section 2.10 Options and Stock Purchase Agreements.......................     12
   Section 2.11 Convertible Notes...........................................     13
   Section 2.12 Dissenting Shares...........................................     13
   Section 2.13 Payment for Shares..........................................     14

ARTICLE III COMPANY SCHEDULE 13E-3/PROXY STATEMENT AND STOCKHOLDERS MEETING.     16
   Section 3.1 The Special Meeting..........................................     16
   Section 3.2 Company Schedule 13E-3; Proxy Statement......................     16
   Section 3.3 Information for Company Schedule 13E-3 and Proxy Statement...     17

ARTICLE IV EFFECTIVE TIME OF MERGER.........................................     18
   Section 4.1 Execution of Certificate of Merger...........................     18
   Section 4.2 Date of the Merger...........................................     18
   Section 4.3 Effective Time of the Merger.................................     20

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................     20
   Section 5.1 Representations and Warranties of the Company................     20
   Section 5.2 Representations and Warranties of Parent and Acquisition Sub.     37
   Section 5.3 Termination of Representations and Warranties................     39

ARTICLE VI ACTIONS PRIOR TO THE MERGER......................................     39
   Section 6.1 Activities Until Effective Time..............................     39
   Section 6.2 HSR Act Filings; Competition Approvals.......................     42
   Section 6.3 Cooperation..................................................     43
   Section 6.4 No Solicitation of Offers; Notice of Proposals from Others...     44
   Section 6.5 Subsequent Filings...........................................     47
   Section 6.6 Communication to Employees...................................     47
   Section 6.7 Internal Reorganization......................................     47
   Section 6.8 Tax Matters..................................................     47
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ARTICLE VII CONDITIONS PRECEDENT TO MERGER..................................     48
   Section 7.1 Conditions to Each Party's Obligation to Effect the
               Transactions.................................................     48
   Section 7.2 Conditions to the Company's Obligations......................     48
   Section 7.3 Conditions to Parent's and Acquisition Sub's Obligations.....     49

ARTICLE VIII TERMINATION....................................................     51
   Section 8.1 Right to Terminate...........................................     51
   Section 8.2 Manner of Terminating Agreement..............................     53
   Section 8.3 Effect of Termination........................................     53
   Section 8.4 Fees and Expenses............................................     53

ARTICLE IX ABSENCE OF BROKERS...............................................     54
   Section 9.1 Representations and Warranties Regarding Brokers and Others..     54

ARTICLE X OTHER AGREEMENTS..................................................     55
   Section 10.1 Indemnification for Prior Acts..............................     55
   Section 10.2 Benefit of Provisions.......................................     55

ARTICLE XI GENERAL..........................................................     55
   Section 11.1 Expenses....................................................     55
   Section 11.2 Transfer Taxes..............................................     55
   Section 11.3 Access to Properties, Books and Records.....................     55
   Section 11.4 Press Releases..............................................     56
   Section 11.5 Entire Agreement............................................     56
   Section 11.6 Benefit of Agreement........................................     56
   Section 11.7 Effect of Disclosures.......................................     56
   Section 11.8 Captions....................................................     57
   Section 11.9 Assignments.................................................     57
   Section 11.10 Notices and Other Communications...........................     57
   Section 11.11 Governing Law..............................................     58
   Section 11.12 Amendments.................................................     58
   Section 11.13 Counterparts...............................................     58
   Section 11.14 Consent to Jurisdiction....................................     58
   Section 11.15 Remedies; Specific Performance.............................     59
   Section 11.16 Waiver of Jury Trial.......................................     59
   Section 11.17 Schedules..................................................     59

Exhibit A:  Form of By-Laws of the Surviving Corporation
Exhibit B:  Form of Certificate of Merger
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                          PLAN AND AGREEMENT OF MERGER

            This is a Plan and Agreement of Merger (the "Agreement"), dated as of August 29, 2004, made by and among LNR PROPERTY CORPORATION (the "Company"), a Delaware corporation, RILEY PROPERTY HOLDINGS LLC ("Parent"), a Delaware limited liability company and RILEY ACQUISITION SUB CORP., a Delaware corporation ("Acquisition Sub"). Parent, Acquisition Sub and the Company are each individually referred to herein as a "party" and together collectively referred to herein as the "parties."

                              W I T N E S S E T H:

            WHEREAS, the respective Boards of Directors of the Company, Parent and Acquisition Sub have declared this Agreement advisable and approved the merger of Acquisition Sub with and into the Company, with the Company surviving (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and the Delaware General Corporation Law, as such law is in effect from time to time (the "DGCL");

            WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and the Company have determined that the Merger is in the best interest of their respective stockholders; and

            WHEREAS, as inducement and a condition to Parent's willingness to enter into this Agreement, Parent, the Company and certain of the Company Stockholders have entered into a voting agreement, dated as of the date hereof (the "Voting Agreement"), pursuant to which the Company's stockholders party thereto have agreed, among other things, to vote the shares of Company Common Stock (as hereafter defined) held by them, in favor of the Merger and the adoption of this Agreement; and

            WHEREAS, Parent and certain executives of the Company have entered into or will enter into various agreements relating to their continued employment with the Company following the Merger and certain payments to which they are entitled on the Effective Date.

            NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and mutual promises set forth below, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            "Acquisition Sub" shall have the meaning set forth in the introductory paragraph hereto.

            "Acquisition Common Stock" shall have the meaning set forth in
Section 2.9.

            "Acquisition Proposal" shall mean (a) any inquiry, proposal or offer (including any proposal to the Company Stockholders) from any Person or group relating to (i) any direct or indirect acquisition or purchase of 15% or more of the consolidated assets of the Company and
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its Subsidiaries (other than a proposal relating to a purchase or sale of assets in the ordinary course of business that would not violate this Agreement) or 15% or more of any class of equity securities of the Company or any of its Subsidiaries in a single transaction or a series of related transactions, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or group becoming the beneficial owner of 15% or more of any class of equity securities of the Company or any of its Subsidiaries or the filing with the SEC of a Schedule TO, a Schedule 13E-3 or a registration statement under the Securities Act in connection therewith, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than in the ordinary course of business that would not affect any of the Transactions or the Merger Financings), or (iv) any other transaction the consummation of which could reasonably be expected to materially impede, prevent or materially delay consummation of the Merger or (b) any public announcement by or on behalf of the Company, any of its Subsidiaries or any of their respective Affiliates (or any of their respective Representatives) or by any Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, in each case other than the Transactions.

            "Action or Proceeding" shall mean any litigation, action, suit, proceeding, pleading, claim, arbitration or government investigation or review.

            "Affiliate" of any Person shall mean any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

            "Affiliated Group" shall have the meaning set forth in Section
5.1(o).

            "Agreement" shall have the meaning set forth in the introductory paragraph hereto.

            "Ancillary Agreements" shall mean all agreements entered into by and between the Company, on the one hand, and Parent and/or Acquisition Sub, on the other hand, in connection with the Transactions, including, without limitation, the Voting Agreement.

            "Antitrust Laws" shall mean antitrust, merger control or competition Laws.

            "Appraisal Shares" shall have the meaning set forth in Section 2.12.

            "Certificate" shall have the meaning set forth in Section 2.13(b).

            "Certificate of Merger" shall have the meaning set forth in Section 4.1.

            "Class B Common Stock" shall have the meaning set forth in Section 2.8.

            "CMBS Bond" shall have the meaning set forth in Section 5.1(ee).


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            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Commitments" shall mean the debt and equity financing commitments referred to in Section 5.2(g)

            "Common Stock" shall have the meaning set forth in Section 2.8(a).

            "Commonly Controlled Entity" shall have the meaning set forth in
Section 5.1(p)(iii).

            "Company" shall have the meaning set forth in the introductory paragraph hereto.

            "Company 10-K" shall mean the Annual Report on Form 10-K for the year ended November 30, 2003, filed by the Company with the SEC on February 27, 2004.

            "Company Common Stock" shall have the meaning set forth in Section 2.8(a).

            "Company Convertible Debt" shall mean the Company's 5.5% Contingent Convertible Senior Subordinated Notes due 2023.

            "Company Note" shall have the meaning set forth in Section 2.1.

            "Company Permits" shall mean all permits, approvals, licenses, authorizations, development entitlements, certificates (including, without limitation, certificates of occupancy), grants of rights, grants of privileges, grants of exemptions, grants of immunities, orders, registrations and franchises from Governmental Entities necessary for the ownership, use, occupancy, operation and/or development of all of the assets and the lawful conduct of the business of the Company and its Subsidiaries as now conducted and as currently contemplated by the Company.

            "Company Schedule 13E-3" shall mean the Schedule 13E-3 of the Company relating to the Transactions and this Agreement, as amended or supplemented.

            "Company SEC Documents" shall mean all forms, reports, schedules, statements and other documents (including, in each case, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) filed with the SEC by the Company since December 1, 2001 under the Exchange Act or the Securities Act (as such documents have been amended or supplemented between the time of their respective filing and the date of this Agreement).

            "Company Stockholders" shall mean the beneficial owners of Company Common Stock.

            "Company's Knowledge" means the actual knowledge after due inquiry of the officers of the Company or its Subsidiaries set forth on Schedule 1-1; provided that, with respect to the Non-Consolidated Entities, the Company's Knowledge shall mean the actual knowledge of such officers limited to due inquiry within the Company and its Subsidiaries, but without

                                     - 3 -
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requiring inquiry of any individual that is not an employee or director of the
Company and its Subsidiaries.

            "Computer Software" shall mean any and all computer programs, including operating system and applications software, implementations of algorithms, and program interfaces, whether in source code or object code and all documentation, including user manuals relating to the foregoing that is used in or held for use in the business of the Company.

            "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated January 27, 2004, between the Company and Blackacre Capital Management, LLC.

            "Debt Financing Notes" shall have the meaning set forth in Section 6.3(b).

            "DGCL" shall have the meaning set forth in the recitals hereto.

            "DSHI" shall mean Delaware Securities Holdings, Inc.

            "DSHI Stock" shall mean all of the issued and outstanding shares of capital stock of DSHI, including both Class A common stock, par value $.01 per share, and Class B common stock, par value $1,000 per share.

            "ERISA" shall have the meaning set forth in Section 5.1(p)(i).

            "Effective Time" shall have the meaning set forth in Section 4.3.

            "Environmental Claim" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials.

            "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

            "Environmental Liabilities" shall have the meaning set forth in
Section 5.1(z)(iv).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Expense Reimbursement" to a party shall mean reimbursement for such party's out of pocket expenses in connection with due diligence, drafting, negotiating and seeking financing in connection with the Transactions (which, as to Parent, will include expenses incurred by Acquisition Sub), including printing fees, filing fees and fees and expenses of its

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legal and financial advisors and all commitment and similar fees and expenses payable to any financing sources related to this Agreement and the Transactions and any related financings, in an amount not to exceed $75 million.

            "Fairness Opinion" shall have the meaning set forth in Section
5.1(c).

            "GAAP" shall mean United States generally accepted accounting principles.

            "Governmental Entity" shall mean (i) any legislative, executive, judicial or administrative unit of any government (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof, or (ii) any court or arbitral tribunal.

            "Hazardous Materials" shall mean, without regard to amount and/or concentration, (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity, as well as any radioactive or explosive materials; and (e) any raw materials, building components, including asbestos-containing materials, and manufactured products containing Hazardous Materials.

            "Holdings" shall have the meaning set forth in the recitals hereto.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indemnified Party" shall have the meaning set forth in Section
10.1.

            "Intellectual Property" shall mean all (i) foreign and domestic trademarks, service marks, brand names, certification marks, collective marks, internet domain names, logos, symbols, trade dress, trade names, company names, d/b/a's, assumed names, fictitious names and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including without limitation all extensions, modifications and renewals of same; (ii) foreign and domestic inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including without limitation divisions, continuations, continuations-in-part and renewal applications, and including without limitation renewals, extensions and reissues; (iii) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets");
(iv) foreign and domestic published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including without limitation rights to recover for past, present and future violations thereof.

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            "Intellectual Property Contracts" shall mean all agreements concerning the Intellectual Property of the Company, including without limitation agreements granting the Company or any of its Subsidiaries rights to use the licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, Computer Software agreements, Computer Hardware agreements, confidentiality agreements, consulting agreements, reseller agreements, trademark coexistence agreements, trademark consent agreements and nonassertion agreements.

            "Internal Reorganization" shall have the meaning set forth in
Section 6.7.

            "IRS" shall mean the Internal Revenue Service.

            "Law" shall mean any national, foreign, federal, state, provincial or local law, statute, ordinance, rule, regulation, or code of any jurisdiction (whether foreign or domestic).

            "Leased Real Properties" shall have the meaning set forth in Section 5.1(x)(i).

            "Lien" shall mean any pledge, lien (including, without limitation, mechanics' liens and other liens imposed by statute), charge, mortgage, security interest or other similar interest of any kind or nature whatsoever.

            "Material Contract" shall have the meaning set forth in Section 5.1(t).

            "Material Adverse Effect" shall mean an event, change, occurrence, effect, fact, violation, development or circumstance or a group of them in aggregate, having or resulting in, or that could reasonably be expected to have or result in, a material adverse effect on (a) the ability of the Company to duly perform its obligations under this Agreement or to consummate the Transactions on a timely basis, (b) the business, properties, assets (both tangible and intangible), liabilities or current or future condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (c) the current or future consolidated results of operation of the Company and its Subsidiaries taken as a whole compared with the consolidated results of their operations during the same period of the prior year. Only one or more events, changes, occurrences, effects, facts, violations, developments or circumstances, individually or in the aggregate, having or resulting in, or that could reasonably be expected to have or result in, such adverse effect that exceeds, or is reasonably likely to exceed, $150,000,000 shall be deemed a "Material Adverse Effect."

            "May 2004 10-Q" shall mean the Quarterly Report on Form 10-Q for the period ended May 31, 2004, filed by the Company with the SEC on July 15, 2004.

            "Merger" shall have the meaning set forth in the recitals hereto.

            "Merger Consideration" shall have the meaning set forth in Section 2.8(a).

            "Merger Date" shall have the meaning set forth in Section 4.2(a).

            "Merger Financings" shall mean the financings contemplated by the Commitments.

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            "Non-Consolidated Entities" shall have the meaning set forth in
Section 5.1(j).

            "Options" shall mean any options to purchase Company Common Stock that were issued in accordance with any of the Stock Plans.

            "Owned Intellectual Property" shall mean Intellectual Property owned by the Company or any of its Subsidiaries.

            "Owned Real Properties" shall have the meaning set forth in Section 5.1(x)(i).

            "Parent" shall have the meaning set forth in the introductory paragraph hereto.

            "Parent Cap" shall have the meaning set forth in Section 8.4(i)(2).

            "Parent Loan" shall have the meaning set forth in Section 2.1.

            "Parent's Knowledge" means the actual knowledge of the individuals set forth on Schedule 1-2.

            "Paying Agent" shall have the meaning set forth in Section 2.13.

            "Pension Plan" shall have the meaning set forth in Section
5.1(p)(i).

            "Permitted Liens" means (i) the liens and security interests set forth on Schedule 1-3; (ii) any lien for taxes, assessments or other governmental charges not yet due and payable, or being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been made; (iii) any zoning or other restrictions or encumbrances established by a Governmental Entity, provided that such restrictions or encumbrances have not been violated in any material respect or are being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been made; and (iv) landlord's, mechanic's, materialman's, supplier's, vendor's or similar statutory liens arising in the ordinary course of business consistent with past practice securing amounts which are not delinquent or which are being contested in good faith by appropriate proceedings described on Schedule 1-4 for which adequate reserves in accordance with GAAP have been made.

            "Person" shall mean and include an individual, a partnership (general or limited), a joint venture, a corporation, a trust, an estate, a limited liability company, an association, a joint-stock company, an unincorporated organization or other entity and a Governmental Entity, government or other department or agency thereof.

            "Phantom Stock Rights" shall mean rights under the Company's non-qualified deferred compensation plan or other Plans, or under its outside directors compensation program, to receive in the future specified numbers of, or payments based on the value of specified numbers of, shares of Common Stock.

            "Plan" shall have the meaning set forth in Section 5.1(p)(i).

            "Policies" shall have the meaning set forth in Section 5.1(w).


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            "Preferred Stock" shall have the meaning set forth in Section
5.1(f).

            "Proxy Statement" shall mean the proxy statement of the Company relating to the Special Meeting, as amended or supplemented.

            "PSA" shall mean any pooling and servicing agreement, collateral administration agreement, intercreditor agreement, participation agreement, participation and servicing agreement, co-lender agreement or other similar agreement relating to CMBS bonds held by the Company or its Subsidiaries.

            "Real Property" shall mean, collectively, the Owned Real Property and the Leased Real Property.

            "Real Property Leases" shall have the meaning set forth in Section 5.1(x)(i).

            "Registered" shall mean, with regard to Intellectual Property, the subject of a registration that has been issued or renewed or is the subject of a pending application.

            "Regulations" shall have the meaning set forth in Section 5.1(o)(i).

            "Release" shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

            "Remedial Action" shall mean all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

            "Representative(s)" shall mean with respect to any Person, such Person's officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents.

            "SEC" shall mean the United States Securities and Exchange
Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Special Committee" shall have the meaning set forth in Section 3.1.

            "Special Meeting" shall have the meaning set forth in Section 3.1.

            "Stock Plans" shall mean the Company's: (a) 2003 Incentive Compensation Plan; (b) Non-Qualified Deferred Compensation Plan; (c) 2000 Stock Option and Restricted Stock Plan, as amended; and (d) 1997 Stock Option Plan.


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            "Stock Purchase Agreement" shall have the meaning set forth in
Section 2.10(b).

            "Stock Purchase Plan" shall mean Company's 2001 Senior Officers Stock Purchase Plan, as amended.

            "Subsequent Filings" means, collectively, all forms, reports, schedules, statements and other documents (including, in each case, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) filed with the SEC by the Company after the date of this Agreement under the Exchange Act or the Securities Act.

            "Subsidiaries" shall mean any entities (a) the accounts of which are required by GAAP to be consolidated with those of the Company in the Company's consolidated financial statements; or (b) of which securities, membership interests, partnership interests or other ownership interests representing more than 50% in value of the equity, of the profit or loss interests or of the ordinary voting power are owned, controlled or held by the Company or one or more of its direct or indirect Subsidiaries.

            "Superior Proposal" shall mean a bona fide written offer made by a Person other than Parent, Holdings, Acquisition Sub or an Affiliate of one of them to acquire, directly or indirectly, (a) more than 50% in number of the outstanding shares of Company Common Stock pursuant to a tender offer, separately or followed by a merger, (b) all of the shares of Company Common Stock pursuant to a merger or otherwise or (c) all or substantially all of the assets of the Company and its Subsidiaries, (i) on terms (taken as a whole) which the Board of Directors of the Company or the Special Committee determines in good faith, after consultation with its outside nationally recognized legal counsel (which may be its current outside legal counsel) and a financial advisor of nationally recognized reputation (which may be the financial advisor that has advised the Company with regard to the Transactions), would, if consummated, be more favorable from a financial point of view to the Company and the Company Stockholders (in their capacity as such) than the Transactions, whether because it would result in the Company Stockholders receiving consideration with a value per share of Company Common Stock which is greater than the Merger Consideration (valuing non-cash consideration at its fair market value as determined in good faith by the Board of Directors or the Special Committee, after consultation with a financial advisor of nationally recognized reputation), or otherwise,
(ii) which the Board of Directors or the Special Committee determines in good faith after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel) and a financial advisor of nationally recognized reputation (which may be the financial advisor that has advised the Company with regard to the Transactions) is reasonably capable of being consummated (taking into account such factors as the Board of Directors of the Company or the Special Committee in good faith deems relevant, including all legal, financial, regulatory and other aspects of such proposal, the likely availability of any necessary financing, the likelihood that the transaction would be consummated and the identity of the Person making such proposal), (iii) which is not conditioned on the receipt of any financing, and (iv) which is not made in violation of any standstill, confidentiality or similar agreement between the Person who made the offer and the Company or any of its Subsidiaries or any of their Representatives.

            "Surviving Corporation" shall have the meaning set forth in Section 2.3.


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            "Surviving Corporation Common Stock" shall have the meaning set forth in Section 2.9.

            "Tax" or "Taxes" shall mean (i) any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and (ii) any liability for the payment of any amount of the type described in clause (i) of this definition as a result of (A) being a transferee (within the meaning of Section 6901 of the Code or any other applicable law) of another Person, (B) being a member of an affiliated, combined, consolidated or unitary group or (C) a contractual arrangement or otherwise.

            "Tax Asset" shall mean any net operating loss, net capital loss, investment Tax credit or any other credit or Tax attribute which could reduce Taxes (including deductions and credits related to alternative minimum Taxes).

            "Tax Return" shall mean any return, declaration, report, claim for refund, information return or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Termination Date" shall have the meaning set forth in Section
8.1(b).

            "Termination Fee" shall mean an amount equal to the excess of (i) $75 million, over (ii) any amount paid as Expense Reimbursement.

            "Third Party" shall mean any Person not an Affiliate of the other referenced Person or Persons.

            "to the Company's Knowledge" shall mean insofar as any of the individuals listed on Schedule 1-1 has Company's Knowledge.

            "to the Parent's Knowledge" shall mean insofar as any of the individuals listed on Schedule 1-2 has Parent's Knowledge.

            "Transactions" shall mean the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, the Merger and the Internal Reorganization.

            "Treasury Regulations" shall mean the United States Income Tax Regulations, including Temporary Regulations, promulgated under the Code.

            "Voting Agreement" shall have the meaning set forth in the recitals hereto.

            "Welfare Plan" shall have the meaning set forth in Section
5.1(p)(i).

            "50/50 Ventures" shall mean any entities of which securities, membership interests, partnership interests or other ownership interests representing 50% in value of the equity, of the profit or loss interests or of the ordinary voting power are owned, controlled or held by the Company or one or more of its Subsidiaries (except for those entities listed on Schedule 1-5), and the Subsidiaries of such entities listed on Schedule 1-6. Any entity that would have been a 50/50 Venture but for the fact that it is listed on Schedule 1-5, and any Subsidiary of a 50/50 Venture that is not listed on Schedule 1-6, will be treated as a Non-Consolidated Entity rather than as a 50/50 Venture.

                                   ARTICLE II

                                THE TRANSACTIONS

            Section 2.1 Parent Loan. Immediately prior to the Effective Time, Parent shall transfer to the Company cash in an amount (the "Parent Loan") determined by Parent in exchange for a promissory note in such form as Parent may reasonably determine from the Company, executed by an authorized officer of the Company (the "Company Note").

            Section 2.2 Agreement to Effect Merger. The parties agree that Acquisition Sub will be merged into the Company on the terms, but subject to the conditions, set forth in this Agreement, and in accordance with the DGCL, with the effect that after the Merger, Holdings, which immediately before the Merger will be the sole stockholder of Acquisition Sub, will be the sole stockholder of the corporation which is the surviving corporation of the Merger, and the persons who immediately before the Merger are stockholders of the Company will, as a result of the Merger, become entitled to receive cash as provided in
Section 2.8.

            Section 2.3 The Merger. At the Effective Time described below, Holdings, Acquisition Sub and the Company shall consummate the Merger, pursuant to which Acquisition Sub will be merged into the Company, which will be the surviving corporation of the Merger (the "Surviving Corporation") and shall continue to be governed by the DGCL. Except as specifically provided in this Agreement, when the Merger becomes effective, (i) the real and personal property, other assets, rights, privileges, immunities, powers, purposes and franchises of the Company will continue unaffected and unimpaired by the Merger,
(ii) the separate existence of Acquisition Sub will terminate, and Acquisition Sub's real and personal property, other assets, rights, privileges, immunities, powers, purposes and franchises will be merged into the Surviving Corporation, and (iii) the Merger will have the other effects specified in Sections 259 through 261 of the DGCL.

            Section 2.4 Certificate of Incorporation. The Certificate of Incorporation of the Company in effect immediately before the Effective Time will be the Certificate of Incorporation of the Surviving Corporation from the Effective Time until it is subsequently amended. That Certificate of Incorporation, separate and apart from this Agreement, may be certified as the Certificate of Incorporation of the Surviving Corporation.

            Section 2.5 By-Laws. The Company shall take all requisite action so that at the Effective Time, the By-Laws of the Surviving Corporation shall be amended so as to read in their entirety in the form attached hereto as Exhibit A and, as so amended, such By-Laws will be the By-Laws of the Surviving Corporation, until they are thereafter altered, amended or repealed.

            Section 2.6 Directors. The Company shall take all requisite action so that the persons listed on the schedule delivered by Parent to the Company not less than five days prior to the Special Meeting will be the directors of the Surviving Corporation immediately following the Effective Time and will hold office in accordance with the By-Laws of the Surviving Corporation.

            Section 2.7 Officers. The Company shall take all requisite action so that the persons listed on the schedule delivered by Parent to the Company not less than five days prior to the Special Meeting will be the officers of the Surviving Corporation immediately following the Effective Time and will hold the respective offices shown on the schedule delivered by Parent to the Company not less than five days prior to the Special Meeting at the pleasure of the Board of Directors, and in accordance with the By-Laws, of the Surviving Corporation (except as otherwise provided in applicable employment agreements).

            Section 2.8 Stock of the Company. (a) Subject to Section 2.12 and except as provided in subsection (b) of this Section, at the Effective Time each share of the Company's Common Stock, par value $0.10 per share ("Common Stock"), and each share of the Company's Class B Common Stock, par value $0.10 per share ("Class B Common Stock" and, together with the Common Stock, "Company Common Stock"), which is issued and outstanding immediately before the Effective Time (other than Appraisal Shares), will be converted into and become the right to receive a sum in cash (the "Merger Consideration") equal to $63.10.

                  (b) Each share of Company Common Stock held in the treasury of the Company or held by any direct or indirect wholly-owned Subsidiary of the Company, and each share of Company Common Stock held by Acquisition Sub, immediately before the Effective Time will, at the Effective Time, be cancelled and cease to exist and no payment will be made with respect to any of those shares.

            Section 2.9 Stock of Acquisition Sub. At the Effective Time, each share of common stock of Acquisition Sub ("Acquisition Common Stock") which is issued and outstanding immediately before the Effective Time will be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation ("Surviving Corporation Common Stock") and shall be the only issued and outstanding capital stock of the Surviving Corporation. At the Effective Time, a certificate which represented Acquisition Common Stock will automatically become and be a certificate representing the number of shares of Surviving Corporation Common Stock into which the Acquisition Common Stock represented by the certificate was converted.

            Section 2.10 Options and Stock Purchase Agreements. (a) The Company shall take such action as shall be required so that (i) immediately prior to the Effective Time, each outstanding Option shall become immediately vested and exercisable in full, (ii) with respect to any Options that remain outstanding and unexercised as of the Effective Time, all such Options (whether or not then vested or exercisable and without regard to the exercise price, if applicable, of such Options) granted under any Stock Plan or otherwise, shall be cancelled as of the

Effective Time, and, pursuant to the Stock Plans, all such outstanding Options (whether or not vested or exercisable) shall represent solely the right to receive, in accordance with this Section 2.10(a), a cash payment in the amount of the consideration described below, if any, with respect to any such Option and shall no longer represent, or represent the right to purchase, Company Common Stock or any other equity securities of the Company, Acquisition Sub, Parent, the Surviving Corporation or any other Person or to purchase any other securities or assets, and (iii) as of the Effective Time, the Stock Plans shall be terminated. At the Effective Time, each Option issued by the Company which is outstanding and remains unexercised at that time will be converted into the right to receive a sum in cash equal to (A) the amount, if any, by which the Merger Consideration exceeds the per share exercise price of such Option, times
(B) the number of shares of Company Common Stock issuable upon exercise of such Option in full (to the extent it has not already been exercised). In order to receive the amount to which a holder of an Option is entitled under this Section, the holder must deliver to the Company (1) any certificate or option agreement relating to the Option and (2) a document in which the holder acknowledges that the payment the holder is receiving is in full satisfaction of any rights the holder may have under or with regard to the Option.

                  (b) The Company shall take all such action as shall be required so that immediately prior to the Effective Time each stock purchase agreement entered into under the Stock Purchase Plan (each a "Stock Purchase Agreement") shall represent solely the right to receive, in accordance with this
Section 2.10(b), a cash payment in the amount of the consideration described below, if any, with respect to any such Stock Purchase Agreement and shall no longer represent, or represent the right or obligation to purchase, Company Common Stock or any other equity securities of the Company, Acquisition Sub, Parent, the Surviving Corporation or any other Person or to purchase any other securities or assets. At the Effective Time, each Stock Purchase Agreement will be converted into the right to receive a sum in cash equal to (A) the amount, if any, by which the Merger Consideration exceeds the per share purchase price of the shares that are the subject of the Stock Purchase Agreement, times (B) the number of shares of Company Common Stock that the employee who is a party to the Stock Purchase Agreement has agreed to purchase (and the Company has agreed to sell) under the Stock Purchase Agreement (without regard to when the employee is required to purchase (and the Company is required to sell)), but has not yet purchased. In order to receive the amount to which an employee who is party to a Stock Purchase Agreement is entitled under this Section, the employee must deliver to the Company (1) such Stock Purchase Agreement and (2) a document in which the holder acknowledges that the payment the holder is receiving is in full satisfaction of any rights the holder may have under such Stock Purchase Agreement.

            Section 2.11 Convertible Notes. The Company Convertible Debt will
(a) become convertible at the Effective Time and (b) unless the terms of the debt securities expressly provide otherwise, will entitle the holders to receive upon conversion after the Effective Time, instead of shares of Common Stock, the Merger Consideration that is payable with regard to the number of shares of Common Stock into which the Company Convertible Debt is converted.

            Section 2.12 Dissenting Shares. (a) If Section 262 of the DGCL applies to the Merger, notwithstanding any provision of this Agreement to the contrary, Company Common Stock that is outstanding immediately prior to the Effective Time which is held by Company

Stockholders who have demanded appraisal of their shares in compliance with
Section 262 of the DGCL ("Appraisal Shares") will not be converted into or represent the right to receive the Merger Consideration. Instead, if the Merger takes place, each of the Appraisal Shares shall represent only the right to receive from the Surviving Corporation payment of the appraised value of such shares determined as provided in Section 262 of the DGCL; provided, that if any holder of Appraisal Shares fails to establish his entitlement to appraisal rights as provided in the DGCL, or otherwise withdraws or loses the right to appraisal as provided in Section 262 of the DGCL, then such Appraisal Shares will be deemed to have been converted, as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration, without any interest, payable in accordance with Section 2.8.

                  (b) The Company will promptly give Parent (i) notice of any demands for appraisal received by the Company, any withdrawals of any such demands, and any other communications required by, or relating to, Section 262 of the DGCL which the Company receives and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company will not, except with the prior written consent of Parent, (A) make any payment with respect to any demand for payment of the fair value of shares, (B) offer to settle or settle any such demand, (C) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL or (D) agree to do any of the foregoing.

            Section 2.13 Payment for Shares. (a) Prior to the Merger Date, Acquisition Sub will designate a bank or trust company to act as Paying Agent in connection with the Merger (the "Paying Agent"). Immediately prior to the Effective Time, the Company will deposit in trust with the Paying Agent the proceeds of the Parent Loan and Parent will deposit in trust with the Paying Agent funds in an amount equal to the excess of the aggregate amounts payable under Sections 2.8, 2.10 and 2.11 and the Parent Loan. Until used for that purpose, the funds will be invested by the Paying Agent, as directed by Parent, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services Inc. or Standard & Poor's Corporation, or in deposit accounts, certificates of deposit or banker's acceptances of, or Eurodollar time deposits purchased from, commercial banks, each of which has capital, surplus and undivided profits aggregating more than $500 million (based on the most recent financial statements of the banks which are then publicly available at the SEC or otherwise).

                  (b) Promptly after the Effective Time, the Surviving Corporation will cause the Paying Agent to mail to each person who was a record holder of Company Common Stock immediately prior to the Effective Time whose shares were converted pursuant to Section 2.8 into the right to receive Merger Consideration, (i) a form of letter of transmittal for use in effecting the surrender of stock certificates which immediately prior to the Effective Time represented Company Common Stock (each, a "Certificate") in order to receive payment of the Merger Consideration (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon actual delivery of the Certificates to the Paying Agent, and shall otherwise be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. When the Paying Agent receives a Certificate, together with a properly completed and executed letter of transmittal and any other required documents, the Paying Agent will pay to the holder of the shares represented by the Certificate, or as otherwise directed in the letter of transmittal, the Merger Consideration with regard to each share represented by such Certificate, and the Certificate will be cancelled. Book entry transfer of shares to the Paying Agent will have the same effect as surrender of the Certificate representing those shares. No interest will be paid or accrued on the Merger Consideration payable upon the surrender of Certificates. If payment is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered must be properly endorsed or otherwise be in proper form for transfer, and the Person who surrenders the Certificate must provide funds for payment of any transfer or other Taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that the Tax has been paid or is not applicable. After the Effective Time, a Certificate will represent only the right to receive the Merger Consideration, without any interest.

                  (c) The Paying Agent may withhold from the sum payable to any Person as a result of the Merger, and pay to the appropriate taxing authorities, any amounts which the Paying Agent or the Surviving Corporation may be required (or may reasonably believe it is required) to withhold under the Code, or any provision of state, local or foreign Tax Law. Any sum which is withheld and paid to a taxing authority as permitted by this Section will be deemed to have been paid to the Person with regard to whom it is withheld.

                  (d) If a Certificate has been lost, stolen or destroyed, the Parent will cause the Paying Agent to accept an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed instead of the Certificate; provided, that Parent may require the Person to whom any such Merger Consideration is paid, as a condition precedent to the payment thereof, to give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to Parent against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

                  (e) At any time which is more than six months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds which have been deposited with the Paying Agent and have not been disbursed to record holders of Company Common Stock or holders of Options, Stock Purchase Agreements or Convertible Debt immediately prior to the Effective Time (including, without limitation, interest and other income received by the Paying Agent in respect of the funds made available to it), and after the funds have been delivered to Parent, record holders of Company Common Stock immediately prior to the Effective Time shall be entitled to look solely to Parent (subject to abandoned property, escheat or other similar Laws) for payment of the Merger Consideration upon surrender of the Certificates held by them, without any interest thereon; provided, that such record holders of Company Common Stock, Options, Stock Purchase Agreements or Convertible Debt immediately prior to the Effective Time shall have no greater rights against Parent than may be accorded to general creditors of Parent under applicable Laws. Any portion of the funds deposited with the Paying Agent remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto. Neither the Surviving Corporation, Parent nor the Paying Agent will be liable to any record holders of Company Common Stock, Options, Stock Purchase Agreements or Convertible Debt immediately prior to the Effective Time for any Merger consideration which is delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                  (f) From and after the Effective Time, the Surviving Corporation will not record any transfers of shares of Company Common Stock that were outstanding immediately prior to the Effective Time on the stock transfer books of the Company or the Surviving Corporation, and the stock ledger of the Company will be closed. If, after the Effective Time, Certificates are presented for transfer, they will be cancelled and treated as having been surrendered for the Merger Consideration.

                                   ARTICLE III

         COMPANY SCHEDULE 13E-3/PROXY STATEMENT AND STOCKHOLDERS MEETING

            Section 3.1 The Special Meeting. As promptly as practicable after the execution and delivery of this Agreement, the Company, acting through its Board of Directors, shall, in accordance with applicable Law, duly call, give notice of, convene and hold a special meeting of the Company Stockholders for the purpose of considering and taking action upon adoption of this Agreement (the "Special Meeting"), which Special Meeting will be held not later than the 45th day after the day on which the Proxy Statement described in Section 3.2 is mailed, and the Company agrees that this Agreement shall be submitted at such meeting for adoption by the Company Stockholders. Subject to Section 6.4(d), the Company shall use its reasonable best efforts to solicit and obtain from the Company Stockholders proxies, and shall take all other action necessary and advisable to secure the vote of the Company Stockholders required by applicable Law and by the Certificate of Incorporation or the By-Laws of the Company for adoption of this Agreement and, subject to Section 6.4(d), the Board of Directors of the Company shall recommend that the Company Stockholders vote in favor of the adoption of this Agreement at the Special Meeting and the Company agrees that it shall describe in the Proxy Statement the determination of the Board of Directors of the Company, based upon a recommendation of a special committee of the Board appointed to review and make recommendations to the Board of Directors regarding proposed transactions involving a sale of the Company or a merger of the Company with another entity (the "Special Committee"), to recommend to the Company Stockholders that they adopt this Agreement. Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement is terminated in accordance with Section 8.1, its obligations pursuant to the first sentence of this Section 3.1 during the term of this Agreement shall not be affected by (a) the commencement, public proposal, public disclosure or communication to the Company, any of its Subsidiaries or any of their respective Affiliates (or any of their respective Representatives) of any Acquisition Proposal or (b) the withdrawal or modification by the Board of Directors of the Company or the Special Committee of its recommendation of this Agreement.

            Section 3.2 Company Schedule 13E-3; Proxy Statement. As promptly as practicable after the execution and delivery of this Agreement, the Company shall:

                  (a) prepare and, after consultation with and review by Parent and its outside counsel, file with the Securities and Exchange Commission ("SEC") the Company Schedule 13E-3 and Proxy Statement relating to the Transactions and this Agreement and use its reasonable best efforts (i) to obtain and furnish the information required by the SEC to be included in the Proxy Statement, including without limitation, any information required to be disclosed on Schedule 13E-3 and, after consultation with and review by Parent, to respond promptly to any comments made by the SEC with respect to the Company
Schedule 13E-3 and the Proxy Statement and promptly after the Company is informed by the SEC or its outside nationally recognized legal counsel (which may be its current outside legal counsel) that it may do so, cause the Proxy Statement to be mailed to the Company Stockholders and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy material and, if required in connection therewith, resolicit proxies; provided, that no such amended or supplemental proxy material will be mailed by the Company without consultation with and review by Parent and its outside counsel and (ii), subject to Section 6.4(d), to obtain the necessary approval of this Agreement by the Company Stockholders;

                  (b) promptly notify Parent of the receipt of any comments of the SEC and of any request from the SEC for amendments or supplements to the Company Schedule 13E-3 or the Proxy Statement or for additional information, and promptly supply Parent and its outside counsel with copies of all written correspondence between the Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Company
Schedule 13E-3, the Proxy Statement or the Transactions; and

                  (c) promptly inform Parent and its outside counsel if at any time after the Proxy Statement is mailed and prior to the Special Meeting any event should occur that is required by applicable Law to be set forth in an amendment of, or a supplement to, the Proxy Statement, in which case, the Company, with the cooperation of and in consultation with Parent and its outside counsel, will, upon learning of such event, promptly prepare and mail such amendment or supplement.

            Section 3.3 Information for Company Schedule 13E-3 and Proxy Statement. It is expressly understood and agreed that (a) Parent, Holdings and Acquisition Sub will supply to the Company all information in Parent's, Holding's or Acquisition Sub's possession or reasonably available to them which is required to be included in the Company Schedule 13E-3 and the Proxy Statement, (b) Parent, Holdings, Acquisition Sub and the Company will cooperate with each other in connection with all aspects of the preparation, filing and clearance by the SEC of the Company Schedule 13E-3 and the Proxy Statement (including any and all amendments or supplements thereto), (c) the Company shall give Parent and its outside counsel the opportunity to review and comment on each of the Company Schedule 13E-3 and the Proxy Statement prior to it being filed with the SEC and shall give Parent and its outside counsel the opportunity to review and comment on all amendments and supplements to the Company Schedule 13E-3 and the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, and each of the Company and Parent agrees to use its reasonable best efforts, after consultation with the other, to respond promptly to all comments of and requests by the SEC and (d) to the extent practicable and desired by Parent, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to any of the Company Schedule 13E-3, the Proxy Statement, this Agreement or any of the Transactions (provided, that in the event that such participation by Parent is not practicable or desired by Parent, the Company shall promptly inform Parent and its counsel of the content of all such communications and the participants involved therein).

                                   ARTICLE IV

                            EFFECTIVE TIME OF MERGER

            Section 4.1 Execution of Certificate of Merger. Not later than 3:00 P.M. New York City time on the day before the Merger Date, the Company will execute a certificate of merger (the "Certificate of Merger") substantially in the form of Exhibit B and deliver it to Schulte Roth & Zabel LLP for filing with the Secretary of State of Delaware. If all the conditions in Article VII are fulfilled or waived, Parent and Acquisition Sub will cause the Certificate of Merger to be filed with the Secretary of State of Delaware on the Merger Date or as soon after that date as is practicable.

            Section 4.2 Date of the Merger. (a) Unless this Agreement shall have been terminated pursuant to Article VIII, and subject to the satisfaction or waiver (to the extent permitted by applicable Law) of all of the conditions set forth in Article VII, the closing of the Merger and the other Transactions shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. New York City time on the third business day after the later of (i) the day on which the Agreement is adopted by Company Stockholders holding a majority in voting power of the outstanding shares of Company Common Stock, or (ii) the day on which all the conditions in Article VII, other than conditions that can only be fulfilled on the Merger Date, have been fulfilled or waived (such date, the "Merger Date"). The Merger Date may be changed by agreement of the Company and Parent.

                  (b) Subject to fulfillment of the conditions set forth in
Article VII on or prior to the Merger Date, Parent shall deliver to the Company all of the following:

                        (i) funds in an amount equal to the Parent Loan;

                        (ii) each Ancillary Agreement to which Parent is a party duly executed on behalf of Parent;

                        (iii) a copy of the Certificate of Formation of Parent with all amendments thereto certified as of a recent date by the Secretary of State of the State of Delaware;

                        (iv) a certificate of good standing of Parent, issued as of a recent date by the Secretary of State of the State of Delaware;

                        (v) a certificate executed on behalf of Parent by an officer thereof, dated as of the Merger Date, in form and substance reasonably satisfactory to the Company certifying as to (A) the limited liability company agreement of Parent and (B) the incumbency and signatures of the officers of Parent executing this Agreement and any Ancillary Agreement to which it is a party; and

                        (vi) the certificate contemplated by Section 7.2(d).

                  (c) Subject to fulfillment or waiver of the conditions set forth in Article VII, on or before the Merger Date, Acquisition Sub shall deliver to the Company all of the following:

                        (i) each Ancillary Agreement to which Acquisition Sub is a party duly executed on behalf of Acquisition Sub;

                        (ii) a copy of the Certificate of Incorporation of Acquisition Sub with all amendments thereto certified as a recent date by the Secretary of State of the State of Delaware;

                        (iii) a certificate of good standing of Acquisition Sub, issued as of a recent date by the Secretary of State of the State of Delaware; and

                        (iv) a certificate of the Secretary or an Assistant Secretary of Acquisition Sub, dated as of the Merger Date, in form and substance reasonably satisfactory to the Company, certifying as to (A) Acquisition Sub's By-Laws and (B) the incumbency and signatures of the officers of Acquisition Sub executing this Agreement and the Ancillary Agreements to which it is a party.

                  (d) Subject to fulfillment or waiver of the conditions set forth in Article VII, on or before the Merger Date, the Company shall deliver to Parent and Acquisition Sub all of the following:

                        (i) the Company Note, duly executed on behalf of the Company;

                        (ii) each Ancillary Agreement to which the Company is a party duly executed on behalf of the Company;

                        (iii) a copy of the Certificate of Incorporation of the Company with all amendments thereto certified as of a recent date by the Secretary of State of the State of Delaware.

                        (iv) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Delaware;

                        (v) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Merger Date, in form and substance reasonably satisfactory to Parent certifying as to (A) the Company's By-Laws, as amended, and (B) the incumbency and signatures of the officers of the Company executing this Agreement and the Ancillary Agreements to which it is a party;

                        (vi) copies of all consents, waivers or approvals listed on Schedule 5.1-D that have been obtained;

                        (vii) such documentation as may be appropriate to effectuate the Internal Reorganization;

                        (viii) the certificate contemplated by Section 7.3(k);
and

                        (ix) a certificate issued as of a recent date by the Company's transfer agent certifying as to the number of issued and outstanding shares of Company Common Stock.

            Section 4.3 Effective Time of the Merger. The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware, or such later time as is agreed to by the parties and set forth in the Certificate of Merger (that being the "Effective Time").

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            Section 5.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Acquisition Sub as follows:

                  (a) Organization. The Company, each of its Subsidiaries (other than subsidiaries that, in aggregate, are not material to the Company), each 50/50 Venture and, to the Company's Knowledge each of the Non-Consolidated Entities, is an entity duly organized, validly existing and in good standing (or in active status) under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as currently contemplated. The Company, each of its Subsidiaries, each 50/50 Venture and, to the Company's Knowledge, each of the Non-Consolidated Entities, is duly qualified or licensed to do business in each jurisdiction where the character of its properties or assets owned, operated and leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed or in good standing has not resulted in and would not reasonably be likely to result in, individually or in the aggregate, a Material Adverse Effect. The Company has, prior to the date of this Agreement, delivered or made available to Parent true, complete and correct copies of the Certificate of Incorporation and the By-Laws of the Company and the comparable governing documents of each of the Subsidiaries of a 50/50 Venture (other than Subsidiaries of the Company or 50/50 Ventures that, in aggregate, were not material to the Company), in each case as amended and in full force and effect as of the date of this Agreement. The respective governance documents of the Subsidiaries do not contain any provision limiting or otherwise restricting the ability of the Company to control its Subsidiaries. For purposes of this Agreement, Subsidiaries are, in the aggregate, material to the Company if either
(i) at May 31, 2004, they had assets totaling more than $25 million, or (ii) during the year ended November 30, 2003 they had revenues totaling more than $50 million.

                  (b) Authorization. The Company has all corporate power and authority necessary to enable it to enter into this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder and to carry out the Transactions. All corporate actions necessary to authorize the Company to enter into this Agreement and the Ancillary Agreements to which it is a party and carry out the Transactions, other than adoption of this Agreement by the Company Stockholders, have been taken. This Agreement and the Ancillary Agreements to which the Company is a party have been duly executed and delivered by the Company, and, assuming the due authorization and delivery of this Agreement and such Ancillary Agreements by the other parties thereto, are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

                  (c) Company Action. The Company's Board of Directors has (i) received an opinion from Greenhill & Co., LLC (the "Fairness Opinion") that the Merger Consideration to be received in the Merger by the Company Stockholders is fair to the holders of the Common Stock from a financial point of view (and such opinion has not been withdrawn or modified), (ii) determined, based upon a recommendation of the Special Committee, that this Agreement and the Transactions are fair to and in the best interests of the Company and the holders of the Common Stock, (iii) based upon the recommendation of the Special Committee, duly authorized and approved this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and declared that this Agreement is advisable, and (iv) based upon the recommendation of the Special Committee, resolved to recommend to the Company Stockholders that they vote in favor of adopting this Agreement. Except for obtaining the approval of the Company Stockholders as contemplated by Section 3.1, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Company of the Transactions. Notwithstanding anything contained in this subsection (c) or elsewhere in this Agreement, if the Board of Directors or Special Committee withdraws or modifies its recommendation under circumstances described in Section 6.4(d), that withdrawal or modification will not constitute a breach of this Agreement.

                  (d) Consents and Approvals; No Violations. If the consents described on Schedule 5.1-D are obtained, the execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party does not, and the consummation of the Transactions will not: (i) violate, result in a breach of or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, the Certificate of Incorporation or By-Laws of the Company or the comparable governance documents of any of its Subsidiaries or any 50/50 Venture, (ii) result in a violation or breach of, constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, give rise to a penalty, right of amendment, modification, renegotiation, termination, cancellation, payment or acceleration or any right or obligation or loss of any material benefit or right under, or result in the creation of any Liens upon any of the properties or assets of the Company, any of its Subsidiaries or any 50/50 Venture or its Subsidiaries under any of the terms, conditions or provisions of, any agreement, instrument or Company Permit to which the Company, any of its Subsidiaries or any 50/50 Venture or any of its Subsidiaries is a party or by which any of them is bound, or to which any of them or their assets is entitled to the benefit or is otherwise affected, or (iii) violate or result in a penalty under any applicable Law, except, in the case of clauses (ii) and (iii), such violations, breaches or defaults which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and will not interfere with the ability of the Company to carry out the Transactions.

                  (e) Governmental Consents. No governmental filings, authorizations, approvals, or consents, or other governmental action, other than those related to the Company Schedule 13E-3 and the Proxy Statement, the expiration or termination of waiting periods under the HSR Act, if any, and approval by the California Public Utilities Commission of a change of control of Valencia Water Company, if any, are required to permit the Company to fulfill all its obligations under this Agreement.

                  (f) Capitalization. (i) The only authorized capital stock of the Company is 150,000,000 shares of Common Stock, 40,000,000 shares of Class B Common Stock and 500,000 shares of preferred stock, par value $10 per share ("Preferred Stock"). As of July 31, 2004, there are 19,923,051 shares of Common Stock outstanding, 9,770,298 shares of Class B Common Stock outstanding and no shares of Preferred Stock outstanding. At the date of this Agreement, the only Options or convertible securities outstanding are those set forth on Schedule 5.1-F(i)(1) and the Class B Common Stock. In addition, the Company is a party to Stock Purchase Agreements and has issued Phantom Stock Rights, each as described in the Company 10-K or the May 2004 10-Q or as set forth on Schedule 5.1-F(i)(2). All outstanding shares of capital stock or other equity interests, as the case may be, of the Company and each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and were issued in compliance with applicable federal and state securities Laws. All shares of capital stock of the Company subject to issuance on the terms and conditions set forth in the instruments pursuant to which they are issuable, will, when issued in accordance with the terms of such instruments, be duly authorized, validly issued, fully paid and non-assessable, and will not be subject upon issuance to, nor issued in violation of, any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and will be issued in compliance with applicable federal and state securities Laws. Except as set forth above, on Schedule 5.1-F(i)(1), on
Schedule 5.1-F(i)(2) or as provided in the Stock Plans, (A) there are no shares of capital stock or other equity securities (voting or nonvoting) of the Company or any of its Subsidiaries authorized or outstanding, (B) there are no outstanding or authorized options or restricted stock or warrants, calls, preemptive rights, subscriptions or other similar rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, limited stock appreciation rights, stock-based performance units, agreements, arrangements, commitments or claims of any character, contingent or otherwise
(1) relating to the issued or unissued capital stock of the Company or any of its Subsidiaries or (2) obligating the Company or any of its Subsidiaries to issue, transfer (other than transfers of Company Common Stock by the Company's stock transfer agent in the ordinary course) or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, restricted stock, warrant, call, preemptive right, subscription or other right, convertible or exchangeable security, agreement, arrangement, commitment or claim, and (C) neither the Company nor any of its Subsidiaries has authorized or outstanding voting debt.

                        (ii) Schedule 5.1-F(ii) sets forth a complete and accurate list of all Subsidiaries of the Company and the 50/50 Ventures as of the date of this Agreement, other than Subsidiaries that are not, in aggregate, material to the Company. Except as set forth on Schedule 5.1-F(ii), on the Merger Date, the Company or a Subsidiary will hold (x)(A) all the shares or other ownership interests in each of its Subsidiaries, and (B) its 50% ownership interests in each of the 50/50 Ventures, that it owns on the date of this Agreement free and clear of any Liens, other than Liens securing indebtedness of the Company or its Subsidiaries and other than shares or interests in Subsidiaries or the 50/50 Ventures that are sold between the date of this Agreement and the Merger Date without violating Section 6.1, and (y) the shares or other ownership interests of its Subsidiaries that it owns on the date of this Agreement free and clear of any options, call rights, rights of first refusal or "tag" or "drag" along rights. The 50/50 Ventures comprise at least 80% of the total market value of all of the 50/50 Ventures and their Subsidiaries taken as a whole.

                        (iii) Other than the Voting Agreement, or as described in the Company 10-K or the May 2004 10-Q or as set forth on Schedule 5.1-F(iii), there are no voting trusts, proxies, registration rights agreements, or other agreements, commitments, arrangements or understandings of any character by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries under the Securities Act.

                        (iv) Except as set forth on Schedule 5.1-F(iv), neither the Company nor its Subsidiaries are required to redeem, repurchase or otherwise acquire shares of capital stock or other equity interests of the Company or any of its Subsidiaries.

                        (v) Except as set forth on Schedule 5.1-F(v) or as described in the Company 10-K or the May 2004 10-Q, there are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of its Subsidiaries other than those imposed by the corporate Laws of general applicability of their respective jurisdictions of organization.

                  (g) SEC Reports. Since December 1, 2001, the Company has timely filed with the SEC all Company SEC Documents required to be filed during such period, all of which are publicly available on EDGAR or listed on Schedule 5.1-G. Except to the extent amended or superseded by a Company SEC Document filed with the SEC prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of the subsequent filings with the
SEC), the Company SEC Documents (i) did not, and in the case of Subsequent Filings will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and (ii) complied, and in the case of Subsequent Filings will comply, in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be. Except as listed on

Schedule 5.1-G, the Company has not filed, or been required to file, any Company SEC Documents with regard to any period that ended, or any event that occurred, after May 31, 2004. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (h) Financial Statements. Each of the financial statements contained or to be contained in the Company SEC Documents or Subsequent Filings (including, in each case, any related notes and schedules) (i) has been, or in the case of Subsequent Filings will be, prepared from, and is in accordance with, the books and records of the Company and its consolidated Subsidiaries,
(ii) complies, or in the case of Subsequent Filings will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) has been, or in the case of Subsequent Filings will be, prepared in accordance with GAAP (except as may be indicated in the notes thereto) and (iv) fairly presents, or in the case of Subsequent Filings will fairly present, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries in accordance with GAAP at the dates and for the periods covered thereby, except that the unaudited interim financial statements
(1) are, or in the case of Subsequent Filings will be, subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and (2) do not, and in the case of Subsequent Filings will not, contain all footnotes required for financial statements prepared in accordance with GAAP.

                  (i) Absence of Certain Changes. Since May 31, 2004, except as described in Company SEC Documents that have been filed with the SEC after May 31, 2004 or as set forth on Schedule 5.1-I, (i) the Company, its Subsidiaries and each 50/50 Venture have conducted their businesses in the ordinary course of business, consistent with past practices, and in the same manner in which they were conducted prior to May 31, 2004, and (ii) nothing has occurred which has had, or is reasonably likely to have, individually or in the aggregate with any other event, change, occurrence, effect, fact, violation, development or circumstance that has occurred or arisen since May 31, 2004, a Material Adverse Effect.

                  (j) Non-Consolidated Entities. Except as described in the Company 10-K or the May 2004 10-Q, or as set forth on Schedule 5.1-J, neither the Company nor any of its Subsidiaries (i) owns any equity interests in any entities (other than issuers of CMBS Bonds) whose financial statements are not included in the consolidated financial statements of the Company and its Subsidiaries to which the Company or any of its Subsidiaries has made or is committed to make (with or without contingency) capital contributions or otherwise transferred or committed (with or without contingency) assets with a value totaling more than $10,000,000 as to any single entity or more than $50,000,000 in total, or the operating results of which are reflected in the consolidated financial statements of the Company and its Subsidiaries on an equity basis and which during its most recently ended fiscal year had net income or a net loss exceeding $10,000,000 (each, a "Non-Consolidated Entity") or (ii) is a guarantor of, or may otherwise be obligated with regard to, indebtedness of any entity whose financial statements are not included in the consolidated financial statements of the Company and its Subsidiaries totaling more than $10,000,000 as to any single entity or more than $50,000,000 in total. There would not have been a Material Adverse Effect in the consolidated total assets or consolidated net worth of the Company and its Subsidiaries at May 31, 2004, or their consolidated revenues, net income or earnings before interest, taxes, depreciation and amortization during the Company's fiscal year ended November 30, 2003 or the six months ended May 31, 2004 if the assets, liabilities and operating results of all of the Non-Consolidated Entities (whether or not included in Schedule 5.1-J) had been included in the consolidated financial statements of the Company and its Subsidiaries as though they were consolidated Subsidiaries.

                  (k) Sufficiency of Assets. At the date of this Agreement, the assets of the Company and its Subsidiaries are in good working order (subject to normal wear and tear and except as set forth in written plans reflected in the budgets, forecasts or other documents regarding particular properties made available to Parent) and are sufficient to enable them to operate their businesses after the Effective Time substantially as they are being operated on the date of this Agreement.

                  (l) Compliance with Laws. The Company, its Subsidiaries, each 50/50 Venture and, to the Company's Knowledge, each of the Non-Consolidated Entities, have at all times complied, and currently are complying, with all applicable Laws, except failures to comply that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. To the Company's Knowledge, except as listed on Schedule 5.1-L, no Action or Proceeding by any Governmental Entity or Third Party with respect to the Company, any of its Subsidiaries or any 50/50 Venture is pending or threatened, nor has any Governmental Entity or Third Party indicated an intention to conduct the same, except investigations or reviews by any Governmental Entity or Third Party that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (m) Permits and Licenses. The Company, its Subsidiaries and the 50/50 Ventures have obtained and are in compliance with all Company Permits which are required at the date of this Agreement to enable them to conduct their businesses as they currently are being conducted, except Company Permits the lack of which, or failure to comply with which, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (n) Litigation. Except as described in the Company 10-K or the May 2004 10-Q, or as set forth on Schedule 5.1-N, neither the Company, any of its Subsidiaries, any of the 50/50 Ventures nor, to the Company's Knowledge, any of the Non-Consolidated Entities, is a party to (i) any condemnation or quasi-condemnation proceedings (pending or, to the Company's Knowledge, threatened), (ii) any proceedings (pending, or to the Company's Knowledge, threatened) relating to employment or employee related matters or (iii) any Action or Proceeding (pending or, to the Company's Knowledge, threatened) which is required by Item 103 of Regulation S-K to be disclosed in a report of the Company on Form 10-K or Form 10-Q or would reasonably be expected to result in the Company and/or any of its Subsidiaries incurring any loss, liability or expense in excess of $2 million individually or $10 million in the aggregate or otherwise have a Material Adverse Effect.

                  (o) Taxes. (i) The Company, each of its Subsidiaries and each affiliated group (within the meaning of Section 1504 of the Code) or consolidated, combined or unitary group (under state or local Tax law) of which the Company or any of its Subsidiaries is a member (each, an "Affiliated Group") filed when due (taking account of extensions) all Tax

Returns which it has been required to file and paid all Taxes shown on those returns to be due. Those Tax Returns are correct and complete and accurately reflect all Taxes required to have been paid, except to the extent of (A) items which may be disputed by applicable taxing authorities but for which there is substantial authority to support the position taken by the Company, any of its Subsidiaries or the Affiliated Group, as applicable, and which have been adequately reserved against in accordance with GAAP on the balance sheet at May 31, 2004, included in the May 2004 10-Q and (B) the items on those Tax Returns that are in the process of being amended, in each case of sub-clause (A) and
(B), as described on Schedule 5.1-O(i)(1). Neither the Company nor any of its Subsidiaries has any liability in excess of $25 million in the aggregate for Taxes as a result of being a member at any time of an affiliated group (within the meaning of Section 1504 of the Code) or consolidated, combined or unitary group (under state or local Tax law) other than an Affiliated Group. Except as shown (including, with respect to audits or other proceedings, a description of status and any adjustments proposed or agreed to) on Schedule 5.1-O(i)(2), (A) no extension of time given by the Company or any of its Subsidiaries for completion of the audit of any of its Tax Returns is in effect and there are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company, any of its Subsidiaries or any Affiliated Group, (B) no Tax lien has been filed by any taxing authority against the Company, any of its Subsidiaries or any Affiliated Group, or any of their respective assets, (C) no Federal, state, local or foreign audits or other administrative proceedings or court proceedings with regard to Taxes are presently pending with regard to the Company or any of its Subsidiaries, (D) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes (other than agreements among the Company and any of its Subsidiaries), (E) neither the Company nor any of its Subsidiaries has participated in or cooperated with an international boycott as that term is used in Section 999 of the Code, (F) neither the Company nor any of its Subsidiaries is liable as a transferee, a successor or otherwise for any Tax incurred by any other person (other than liabilities of members of the Company's Affiliated Group as of the date hereof for Taxes resulting from activities of other members of that Affiliated Group),
(G) neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method (and neither the Company nor any of its Subsidiaries intends to file for such a change) and the IRS is not seeking to cause the Company or any of its Subsidiaries to make a change in accounting method, (H) neither the Company nor any of its Subsidiaries has at any time within three years prior to the date of this Agreement been a "distributing corporation," as that term is defined in Section 355(c)(2) of the Code, with respect to a transaction described in Section 355 of the Code, (I) there is no material intercompany income or gain which may in the future become taxable to the Company or any of its Subsidiaries, whether on disposition of particular Subsidiaries or otherwise, (J) the Company and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and are not liable for any material Taxes for failure to comply with such laws, rules and regulations, (K) neither the Company (since November 1, 1997), nor any of its Subsidiaries (since the later of November 1, 1997 or the time it became a Subsidiary of the Company), has been included in any affiliated, combined, consolidated or unitary groups for Federal, state, local and foreign Tax purposes, (L) neither the Company nor any of its Subsidiaries has filed with respect to any item a disclosure statement pursuant to Section 6662 of the Code or any comparable disclosure with respect to state, local or foreign Tax statutes and

(M) neither the Company nor any of its Subsidiaries is required to make any disclosure in its Tax Return under Section 1.6011-4 of the income Tax regulations promulgated under the Code (the "Regulations") (other than as a result of any transactions which are reportable transactions solely by reason of
Section 1.6011-4(b)(6) of the Regulations.

                        (ii) Except for DSHI, neither the Company nor any of its Subsidiaries has elected to be treated as a real estate investment trust under the Code at any time. Since January 1, 1999, DSHI has been organized and operated in conformity with the requirements to be classified as a real estate investment trust under the Code at all times. From its formation on August 25, 1998 until December 31, 1998, DSHI was a corporation under Subchapter C of the Code. At December 31, 1998, DSHI had no assets and no earnings and profits. DSHI does not own any assets that would be subject to corporate-level tax under Regulations Section 1.337(d)-5 through 1.337(d)-7 upon sale or disposition. The Company has delivered to Parent correct and complete information that provides the Company's estimated adjusted tax basis in the DSHI Stock at May 31, 2004, and no transaction or event has occurred since such date that would materially reduce that amount (other than the Transactions, the Merger Financings, the Tax Return amendments referred to in Schedule 5.1-O(i)(1) and any transaction entered into in the ordinary course of business consistent with past practices since May 31, 2004). Neither the Company nor any of its Subsidiaries owns or has owned in a past year for which the applicable statute of limitations has not expired a residual interest in a REMIC. The aggregate amount of "excess inclusion income" within the meaning of Section 860E of the Code earned by DSHI in any taxable year has not exceeded the taxable income of DSHI for such year.

                        (iii) Except as shown on Schedule 5.1-O(iii), each Subsidiary, and each entity in which DSHI has a direct or indirect interest, that is not a United States person under Section 7701(a)(30) of the Code and is not a qualified REIT subsidiary has timely filed a valid Form 8832 to be treated from inception as a partnership or disregarded entity for U.S. Tax purposes.

                        (iv) The Company has delivered to Parent correct and complete information that provides the estimated adjusted tax basis of the Company and its Subsidiaries in their assets for Federal income tax purposes at February 29, 2004, and no transaction or event has occurred since such date that would materially reduce such amounts (other than the Transactions, taxable income or loss incurred in the ordinary course of business since February 29, 2004 consistent with past practices, acquisitions or dispositions of properties in the ordinary course of business since February 29, 2004 consistent with past practices and the Tax Return amendments referred to in Schedule 5.1-O(i)(1)). At November 30, 2002, the Company had total state net operating losses of approximately $220 million, divided among the states as described on Schedule 5.1-O(iv)(2), and no transaction or event has occurred since such date that could reasonably be expected to materially affect such amount (other than the Transactions, taxable income or loss incurred in the ordinary course of business since November 30, 2002, and the Tax Return amendments referred to in Schedule 5.1-O(i)(1)).

                        (v) The low-income housing credits claimed by the Company and its Subsidiaries have been accurately determined in all material respects under Section 42 of the Code, and the Company and its Subsidiaries have satisfied in all material respects all reporting and other requirements under the Code and state and local Law with respect to such credits. Schedule 5.1-O(v) lists the expiration of the credit period with respect to each building held by the Company and its Subsidiaries for which they have claimed low-income housing credits under Section 42 of the Code. Neither the Company nor its Subsidiaries is a party to any Action or Proceeding in which the IRS is seeking to recapture any low-income housing credit applied in the current or prior Tax years.

                        (vi) The Company is not currently, but within the past five years has been, a United States real property holding corporation as defined in Section 897(c)(2)of the Code

                  (p) Employee Benefit Matters. (i) Schedule 5.1-P(i) identifies each retirement, pension, savings, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, death, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, vacation, incentive or other compensation plan or arrangement or other employee benefit that the Company or any of its Subsidiaries currently maintains or to which the Company or any of its Subsidiaries currently contributes for the benefit of any of its or any other Person's employees or former employees (or dependents or beneficiaries thereof) or as to which the Company or any of its Subsidiaries may otherwise have any liability, including, but not limited to, any pension plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any welfare plan ("Welfare Plan") as defined in Section 3(1) of ERISA, whether funded, insured or self-funded or whether written or oral (each of the foregoing described in this Section 5.1(p)(i), a "Plan").

                        (ii) Each Plan has been administered in all material respects in accordance with its terms. The Company and all the Plans are in compliance in all material respects with the provisions applicable to the Plans of ERISA, the Code and all other applicable Laws, and each such Plan which is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Code has been determined by the IRS to be a qualified plan (in form) by the issuance of a favorable determination letter by the IRS or is the subject of an application for a favorable determination letter. There is no pending or, to the Company's Knowledge, threatened legal action, suit or claim relating to the Plans. The Company has not engaged in a transaction in connection with which, to the Company's Knowledge, the Company would be subject to either a civil penalty pursuant to Section 502(i) of ERISA or tax pursuant to Section 4975 of the Code. No Action or Proceeding with respect to any Plan (other than routine claims for benefits) is pending, or to the Company's Knowledge, threatened. All contributions and other payments required to have been made by the Company to any Plan have been made.

                        (iii) None of the Pension Plans is subject to Title IV of ERISA or Section 412 of the Code and neither the Company, nor any other Person that, together with the Company, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code (each, including the Company, a "Commonly Controlled Entity"), currently contributes to, or during any time during the last six years had an obligation to contribute to, a Pension Plan subject to Title IV of ERISA or Section 412 of the Code.

                        (iv) Neither the Company nor any Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) or "mass withdrawal liability" within the meaning of PBGC Regulation 4219.2 that has not been fully paid.

                        (v) Neither the Company nor any of its Subsidiaries has used the services of workers provided by third party contract labor suppliers, temporary employees, "leased employees" (as that term is defined in Section 414(n) of the Code), or persons who have provided services as independent contractors, to an extent that could reasonably be expected to result in the disqualification of any Plan under applicable law.

                        (vi) Except as required under Section 4980B of the Code, the Company has no obligation to provide post-retirement health or life benefits.

                        (vii) Since May 31, 2004, neither the Company nor any of its Subsidiaries has communicated to present or former employees of the Company or any of its Subsidiaries or formally adopted or authorized any additional plan or program not set forth in Schedule 5.1-P(i) or any change in or termination of any existing Plan. Except as set forth on Schedule 5.1-P(vii), no Plan covers employees other than current directors, officers or employees of the Company or any of its Subsidiaries.

                        (viii) Each Plan may be amended or terminated at any time after the Closing without liability to the Company or any of its Subsidiaries.

                        (ix) The Company has heretofore delivered or made available to the Parent correct and complete copies of each of the following:

                        (1) Each Plan and all amendments thereto and the trust instrument and/or insurance contracts, if any, forming a part of such Plan and all amendments thereto;

                        (2) The most recent IRS Form 5500 and all schedules thereto, if applicable, to any Plan;

                        (3) The most recent determination letter issued by the IRS regarding the qualified status of each Pension Plan as to which a determination letter has been received;

                        (4) The most recent accountant's report, if any, with respect to each Plan;

                        (5) The most recent summary plan description, if any, with respect to each Plan;

                        (6) Any letter, agreement, or correspondence from a Governmental Entity, including but not limited to the

                              Pension Benefit Guaranty Corporation, the U.S. Department of Labor, or the IRS, with respect to any Plan; and

                        (7) Employee handbooks applicable to employees of the Company or any of its Subsidiaries.

                  (q) Labor Matters. (i) Except as listed in Schedule 5.1-Q, neither the Company nor any of its Subsidiaries is party to any employment, labor or collective bargaining agreement and there are no employment, labor or collective bargaining agreements which pertain to employees of the Company or any of its Subsidiaries.

                        (ii) No employees of the Company or any of its Subsidiaries are represented by any labor organization; no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification to the Company or any of its Subsidiaries and to the Knowledge of the Company there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority relating to the Company or any of its Subsidiaries. To the Knowledge of the Company there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its Subsidiaries.

                              (1) There are no unfair labor practice charges, grievances or complaints pending or, to the Company's Knowledge, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

                              (2) Except as listed in Schedule 5.1-Q, there are no complaints, charges or claims against the Company or any of its Subsidiaries pending, or to the Company's Knowledge, threatened in writing to be brought or filed, with any authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or any individual by the Company or any of its Subsidiaries.

                              (3) The Company and its Subsidiaries are in compliance in all material respects with all Laws governing the employment of labor, including, but not limited to, all such Laws relating to wages, hours, collective bargaining, discrimination, immigration, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes.

                              (4) No employee of the Company or any of its Subsidiaries has suffered an "employment loss" (as defined by the Worker Adjustment and Retraining Notification Act, 29 U.S.C.Section 2101, et seq.) during the 90-day period ending on the date of this Agreement.

                        (iii) The Company has heretofore delivered or made available to the Parent each agreement listed in Schedule 5.1-P(i) and a list of all employees of the Company and its Subsidiaries, their respective locations, the date their employment commenced, base compensation and any applicable bonus opportunity.

                  (r) Section 280G. Except as shown on Schedule 5.1-R, there are no contracts, agreements or other arrangements (other than agreements entered into in connection with the Transactions) which, as a result of the Transactions, could require the payment by the Company or by any of its Subsidiaries of an "Excess Parachute Payment" as that term is used in Section 280G of the Code or the payment by the Company or any of its Subsidiaries of compensation which may not be deductible because of Section 162(m) of the Code or may be subject to the imposition of an excise Tax under Section 4999 of the Code.

                  (s) Company Schedule 13E-3; Proxy Statement. Neither the Company Schedule 13E-3 nor the Proxy Statement will, at the respective times they are filed with the SEC or first published, sent or given to stockholders, or, in the case of the Proxy Statement, at the date mailed to the Company Stockholders and at the time of the Special Meeting, contain a false or misleading statement with respect to any material fact or omit to state any material fact required to be stated in it or necessary in order to make the statements in it, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the Special Meeting or the solicitation of proxies to be used at the Special Meeting. However, the Company does not make any representations or warranties with respect to information supplied by Parent, Holdings, Acquisition Sub or any of their Affiliates or Representatives specifically for inclusion in either the Company Schedule 13E-3 or the Proxy Statement. The Company Schedule 13E-3 (including any amendments thereto) and the definitive Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations under it.

                  (t) Material Contracts. Schedule 5.1-T contains a correct list of the Material Contracts (as hereinafter defined) to which the Company or any of its Subsidiaries is a party as of the date hereof. For purposes of this subsection (t), a contract or agreement is deemed material (a "Material Contract") if it is (A) a contract or agreement under which the Company reasonably expects to receive, or to be required to make payments, from the date of this Agreement to the time the contract or agreement terminates totaling more than $25 million, or (B)(i) a contract or agreement for the purchase of real estate (under which legal title to such real estate has not yet been fully conveyed to the Company or any of its Subsidiaries or the Company or any of its Subsidiaries has any outstanding liability or obligation) for more than $25 million or a Real Property Lease providing for aggregate rental payments after the date of this Agreement of more than $25 million; (ii) a joint venture, partnership, limited liability company or other contract involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person or relating to any ownership or equity interest of the Company or any of its Subsidiaries in any Person under which the Company reasonably expects to be required to make, or to receive, payments exceeding $25 million in the aggregate after the date of this Agreement; (iii) a contract or agreement containing covenants that in any way purport to restrict the business activity of the Company, any of its Subsidiaries (other than restrictions that solely affect such Subsidiary) or Affiliates or limit the freedom of the Company, any of its Subsidiaries or Affiliates to engage in any line of business or to compete with any Person (including "radius" restrictions and leasing restrictions) other than joint venture agreements that prohibit direct competition by the Company or its Subsidiaries with the joint venture and do not materially interfere with the ability of the Company and its Subsidiaries to conduct their business generally and other than exclusivity or use restrictions in leases or title documents relating to specific properties and land use restriction agreements relating to affordable housing developments requiring that specified percentages of apartments be leased at below market rents or to tenants meeting particular age, income or similar criteria; (iv) a contract or agreement (including loan agreements, credit agreements, notes, bonds, mortgages or other agreements, indentures or instruments) relating to indebtedness for borrowed money, letters of credit, "earn-outs" relating to or the deferred purchase price of property, conditional sale arrangements, capital lease obligations, obligations secured by a Lien, or interest rate or currency hedging activities (including guarantees or other contingent liabilities in respect of any of the foregoing but in any event excluding (A) trade payables arising in the ordinary course of business consistent with past practice, indebtedness among the Company and its wholly-owned Subsidiaries, and immaterial leases for telephones, copy machines, facsimile machines and other office equipment and (B) contracts or agreements under which the aggregate actual or contingent obligations of the Company and its Subsidiaries are less than $25 million); (v) a contract or agreement required to be disclosed under Item 404 of Regulation S-K under the Securities Act; (vi) a contract or agreement required to be filed under Item 601(b)(10) of Regulation S-K under the Securities Act; or (vii) a union contract or collective bargaining agreement. The Company or its Subsidiaries, as applicable, performed, in all material respects, their respective obligations under each Material Contract to the extent that such obligations to perform have accrued. Except as set forth in Schedule 5.1-T, no breach or default, alleged breach or default, or event which would constitute a breach or default (by either Company or any party thereto, but as to any other party only to the Company's Knowledge) has occurred under any Material Contract, B-note or CMBS Bond or will occur as a result of this Agreement or the consummation of the Transactions which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. The Company shall not be deemed to have breached the representation contained in the first sentence of this Section 5.1(t) as to agreements within the definitions contained in clauses (A) or (B)(i), (ii) or (iv) not being listed on Schedule 5.1-T, so long as the agreements listed on Schedule 5.1-T represent at least 80% of the total payment obligations or commitments and anticipated receipts of the Company and its Subsidiaries under all contracts in effect at the date of this Agreement for the balance of the 2004 fiscal year or the 2005 fiscal year.

                  (u) No Undisclosed Material Liabilities. Except as disclosed in the Company SEC Documents, or as set forth in Schedule 5.1-U or as otherwise would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no liabilities of the Company or any of its Subsidiaries, whether accrued, contingent, absolute or determined, other than
(i) liabilities adequately reflected or provided for on the balance sheet of the Company (including the notes thereto) contained in the Company 10-K or the May 2004 10-Q, as the case may be, or (ii) liabilities incurred in the ordinary course of business consistent with past practices subsequent to May 31, 2004.

                  (v) Investment Company Act of 1940. Neither the Company nor any of its Subsidiaries is, or at the Effective Time will be, required to register as an investment company under the Investment Company Act of 1940.

                  (w) Insurance. Schedule 5.1-W contains a true, accurate and, in all material respects, complete list of all policies of collision, fire, casualty, liability, workmen's compensation and other forms of insurance, reinsurance and similar arrangements as of the date hereof (collectively, the "Policies") pursuant to which the Company or any of its Subsidiaries seeks to limit, or transfer to a Third Party, financial or other risk applicable to the Company or its Subsidiaries or any of their respective businesses or assets. All Policies are in full force and effect, all premiums with respect thereto covering the respective policy periods have been paid, or are current with respect to agreed-upon installment plans, and no notice of cancellation or termination has been received with respect to any such policy. Such Policies (or replacement Policies providing substantially equivalent coverage) (A) are sufficient, as of the date hereof, for compliance in all material respects with Law and of all Material Contracts, (B) are valid and enforceable policies, (C) provide adequate insurance coverage for the assets and operations of the Company and each of its Subsidiaries in accordance with standard industry practices, and
(D) will remain in full force and effect through their respective term without payment of additional premiums except pursuant to negotiated installment payments, auditable Policies, premium financing agreements and retrospectively rated Policies. Prior to the date of this Agreement, the Company has provided or made available to Parent a list of all claims made under the Policies, and of all payments made to the insured party or parties thereunder, since December 1, 2001 through May 31, 2004, it being understood that the information contained in such list is true, accurate and, in all material respects, complete. The Company shall not be deemed to have breached the representation contained in this
Section 5.1(w) if the Policies listed on Schedule 5.1-W and the list of claims and payments made under the Policies represent at least 80% of the total Policies (in terms of coverage) in effect and 80% of the claims and payments made at the date of this Agreement.

                  (x) Title to Property. (i) Schedule 5.1-X(i)(1) contains a true, accurate and, in all material respects, complete list as of February 29, 2004 of each real property lease, sublease, license and other agreement, whether oral or written and including all amendments thereto and assignments thereof with rental payments in excess of $25 million in the aggregate after February 29, 2004 (the "Real Property Leases"), related to the tenancy (or other use and occupancy) by the Company or any of its Subsidiaries of real property (collectively, the "Leased Real Properties"). True, correct and complete copies of all Real Property Leases have been made available to Parent. Schedule 5.1-X(i)(2) contains a true, correct and in all material respects complete list of all real property owned by the Company or any of its Subsidiaries as of February 29, 2004 with an estimated value in excess of $25 million individually (collectively, the "Owned Real Properties") together with the book value, appraised value (if any) and internally estimated value (if any) of each Owned Real Property. Schedule 5.1-X(i)(1) also contains a list of all acquisitions and dispositions of interests in real property after February 29, 2004 with a purchase or sale price of at least $10 million, specifying those properties that were sold for a price below the market value previously furnished to Parent. Except as set forth on Schedule 5.1-X(i)(3), the Company or one of its Subsidiaries (A) in the case of each Owned Real Property, is the sole legal and beneficial owner of such Owned Real Property, and has, good, valid and marketable fee simple title thereto, (B) in the case of each Leased Real Property, has a valid and binding leasehold estate or (as specified on such Schedule) license in such Leased Real Property and (C) in the case of tangible personal property, is the sole owner and holder of, and has, good title to, or a valid lease or license to use, all of their respective material assets, in each case free and clear of any Liens, encumbrance, conditions or covenants of record, or zoning or similar restrictions other than for Permitted Liens. The Company shall not be deemed to have breached the representation contained in this Section 5.1(x) if (a) the Real Property Leases listed on Schedule 5.1-X(i)(1) represent at least 80% of the Real Property Leases (in terms of annual rental payments) of the Company and its Subsidiaries in effect at the date of this Agreement and (b) the Owned Real Properties listed on Schedule 5.1-X(i)(2) represent at least 80% of the Owned Real Properties (in terms of internally estimated asset value) of the Company and its Subsidiaries in effect at the date of this Agreement.

                        (ii) Except as set forth on Schedule 5.1-X(ii) or as otherwise listed on Schedule 5.1-T, there are no unexpired leases, licenses, shared use agreements or other occupancy agreements, purchase contracts, options, rights of first offer, rights of first refusal or similar rights or options which permit any Person to purchase, lease or otherwise occupy or acquire any interest in any of the Owned Real Property under which the Company and its Subsidiaries will receive aggregate payments in excess of $25 million per year, and there is no material default under any of the leases, licenses, shared use agreements, occupancy agreements, purchase agreements or other agreements identified in such Schedule.

                        (iii) Except as set forth on Schedule 5.1-X(iii), neither the Company nor any of its Subsidiaries, nor any subtenant or licensee thereunder, is in material default under any Real Property Lease.

                        (iv) Except as set forth on Schedule 5.1-X(iv), all buildings, structures and other improvements on any of the Owned Real Property are structurally sound with no material defects, except as set forth in written plans reflected in the budget, forecasts or other documents relating to particular items of Owned Real Property made available to Parent.

                        (v) The Owned Real Property complies, in all material respects, with all Laws and all ordinance, zoning and other land use requirements.

                        (vi) Except as set forth on Schedule 5.1-X(vi), no Real Property Lease listed therein has been assigned, no portion of any Leased Real Property listed therein has been subleased, and the Company or one of its Subsidiaries (as applicable) is currently in occupancy of all of the Leased Real Property.

                  (y) Affiliated Transactions. Schedule 5.1-Y sets forth a complete list of (i) all agreements, contracts and arrangements between the Company and/or its Subsidiaries, on the one hand, and Lennar Corporation and/or its Subsidiaries, or officers or directors of the Company and/or their respective family members, on the other hand, and (ii) all transactions between the Company and/or its Subsidiaries, on the one hand, and Lennar Corporation and/or its Subsidiaries, or officers or directors of the Company and/or their respective family members, on the other hand, since December 1, 2002, having a potential or actual value or a contingent or actual liability or obligation exceeding $100,000 each (or, as to an agreement, contract or arrangement between the Company or a Subsidiary and Lennar Corporation or a Subsidiary, $10 million each), together with a description in reasonable detail of any such agreements, contracts or arrangements that are not in writing.

                  (z) Environmental Matters. Except as set forth in Schedule 5.1-Z, or that individually or in the aggregate is not reasonably likely to have a Material Adverse Effect:

                        (i) the operations of the Company, its Subsidiaries, the 50/50 Ventures and, to the Company's Knowledge, each of the Non-Consolidated Entities, are in material compliance with all applicable Environmental Laws;

                        (ii) the Company, its Subsidiaries and the 50/50 Ventures have obtained and are in compliance with all Company Permits that are required under Environmental Laws to operate the facilities, assets, real estate and business of the Company;

                        (iii) there has been no Release of Hazardous
Materials at any of the real estate that is owned, leased, operated or managed by the Company, any of its Subsidiaries, any of the 50/50 Ventures or any predecessor in interest of any of the foregoing entities, or, to the Company's Knowledge, at any disposal or treatment facility which received Hazardous Materials generated by the Company, its Subsidiaries, any of the 50/50 Ventures or any predecessor in interest of any of the foregoing entities, that is reasonably likely to result in Environmental Liabilities of the Company or any of its Subsidiaries;

                        (iv) none of the Company, its Subsidiaries, the 50/50 Ventures or, to the Company's Knowledge, any of the Non-Consolidated Entities, has received any notice of or is subject to, any Environmental Claim that asserts any liability on the part of the Company, its Subsidiaries, the 50/50 Ventures or, to the Company's Knowledge, any of the Non-Consolidated Entities or any predecessor in interest of any of the foregoing entities under any Environmental Law, or in respect of the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or industrial, hazardous or toxic substances or waste (collectively, "Environmental Liabilities"), nor does the Company have Knowledge of any threatened or pending claim of Environmental Liabilities against the Company, any of its Subsidiaries, the 50/50 Ventures or, to the Company's Knowledge, any of the Non Consolidated Entities, or any predecessor in interest of any of the foregoing entities;

                        (v) to the Company's Knowledge, no Environmental Claims have been asserted against any facilities that have received Hazardous Materials generated by the Company, any of its Subsidiaries, any of the 50/50 Ventures or any of the Non-Consolidated Entities that individually or in the aggregate is reasonably likely to result in Environmental Liabilities of the Company, any of its Subsidiaries, any of the 50/50 Ventures or any of the Non-Consolidated Entities;

                        (vi) the Company has delivered or made available to Parent and Acquisition Sub true and complete copies of all environmental reports, studies, investigations or correspondence in its possession regarding Environmental Liabilities of the Company, any of its Subsidiaries or any of the 50/50 Ventures and environmental conditions at real estate that is owned, leased, operated or managed by the Company, any of its Subsidiaries or any of the 50/50 Ventures; and

                        (vii) there are no environmental conditions at the real estate presently or formerly owned, leased, operated or managed by the Company, any of its Subsidiaries, any of the 50/50 Ventures or, to the Company's Knowledge, any of the Non Consolidated Entities or any predecessor in interest of any of the foregoing entities, that are not in compliance with Environmental Law or are reasonably likely to give rise to Environmental Liabilities.

                  (aa) State Takeover Statutes. The Board of Directors of the Company has taken any and all requisite action so that neither the restrictions on "business combinations" set forth in Section 203 of the DGCL, nor any other "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover Laws of any state other than the State of Delaware, will apply to this Agreement, the Voting Agreement, the Merger or any of the other Transactions.

                  (bb) Internal Controls. The Company is in the process of completing its review of its internal controls to ensure that they are compliant with Section 404 of the Sarbanes Oxley Act of 2002. At the date of this Agreement, to the Company's Knowledge, there are no material weaknesses in the Company's internal controls and, although the Company has not tested the effectiveness of those internal controls for compliance with Section 404, there is no Company Knowledge that those internal controls do not comply with such Section.

                  (cc) B-Notes. The information with respect to the B-notes of the Company and its Subsidiaries contained in the Company 10-K and in the Company's subsequent quarterly reports on Form 10-Q filed with the SEC on or prior to the date of this Agreement is true and correct in all material respects. Except as previously disclosed by the Company to the Parent, no underlying loan relating to a B-note is being specially serviced.

                  (dd) Intellectual Property. Schedule 5.1-DD sets forth a complete list of all (i) Owned Intellectual Property that is material to the Company or any of its Subsidiaries; and (ii) Intellectual Property Contracts which are material to the Company or any of its Subsidiaries. The Company shall not be deemed to have breached the representation contained in this Section if the Owned Intellectual Property or Intellectual Property Contracts listed on
Schedule 5.1-DD represent at least 80% in value to the Company and its Subsidiaries, of the Owned Intellectual Property or Intellectual Property Contracts of the Company and its Subsidiaries in effect at the date of this Agreement. There is no Owned Intellectual Property that is Registered. The Company and each Subsidiary is entitled to use all Intellectual Property which it uses in connection with its businesses, other than Intellectual Property which the Company and the Subsidiaries could stop using without the cessation, individually or in the aggregate, having a Material Adverse Effect. To the Company's Knowledge, neither the Company nor any of its Subsidiaries has been informed of any claim that the Company or any of its Subsidiaries is, and to the Company's Knowledge neither the Company nor any of its Subsidiaries is, infringing on, violating or unlawfully using any trademark or service mark, patent, copyright, trade secret or any other Intellectual Property owned by any Third Party or any name which is confusingly similar to that of any Third Party. To the Company's Knowledge, no Person is infringing or violating any Owned Intellectual Property. No Person other than the Company or its Subsidiaries has any ownership interest in, or a right to receive a royalty or similar payment with respect to, the Company's "Lennar Partners Asset Management System", its "Focus" Computer

Software or any other Intellectual Property or Computer Software set forth on
Schedule 5.1-DD. The Company and its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets used in the Business (collectively, "Business Trade Secrets"). To the Company's Knowledge, no unauthorized disclosure of any Business Trade Secrets has been made. The Transactions will not result in the termination of, or otherwise require the consent of any party to, any Intellectual Property Contract listed on Schedule 5.1-DD. The Company and its Subsidiaries are in compliance with, and have conducted their businesses so as to comply with, all material terms of all Intellectual Property Contracts listed on Schedule 5.1-DD. There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a material breach or default by the Company, its Subsidiaries or another party under any Intellectual Property Contract listed on
Schedule 5.1-DD. No party to any Intellectual Property Contract listed on
Schedule 5.1-DD has given the Company or any of its Subsidiaries notice of its intention to cancel, terminate or fail to renew any Intellectual Property Contract listed on Schedule 5.1-DD.

                  (ee)  Commercial Mortgage Backed Securities/Servicing.

                        (i) Schedule 5.1-EE(i) contains a true, accurate and, in all material respects, complete list of each commercial mortgaged backed bond, certificate or security (collectively, the "CMBS Bonds") owned or held by the Company and/or its Subsidiaries as of May 31, 2004 (the Company shall not be deemed to have breached the representation contained in this subsection (i) if the CMBS Bonds listed on Schedule 5.1-EE(i) represent at least 80% of the total CMBS Bonds in effect at the date of this Agreement);

                        (ii)  the information with respect to the CMBS
Bonds contained in the Company 10-K and in the Company's subsequent quarterly reports on Form 10-Q filed with the SEC on or prior to the date of this Agreement is true and correct in all material respects.

                        (iii) except as set forth on Schedule 5.1-EE(iii), neither the Company nor its Subsidiaries have been removed as the "Special Servicer" of a mortgage pool related to any CMBS Bonds (except in connection with the unwinding of a mortgage pool or an arm's length sale by the Company or its Subsidiaries of the CMBS Bonds representing the controlling class in such mortgage pool); and

                        (iv)  the Company and its Subsidiaries are in
material compliance will all applicable PSA's, including any requirement to carry insurance. Neither the Company, its Subsidiaries nor any of their respective officers, directors or employees that is involved in the servicing or administration of Loans has been refused such coverage or insurance.

            Section 5.2 Representations and Warranties of Parent and Acquisition Sub. Parent and Acquisition Sub, jointly and severally, represent and warrant to the Company as follows:

                  (a) Organization. Parent is a limited liability company duly formed and validly existing and in good standing under the Laws of the State of Delaware. Acquisition

Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

                  (b) Authorization. Parent and Acquisition Sub each has all limited liability company or corporate, as applicable, power and authority necessary to enable it to enter into this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder and to carry out the Transactions. All limited liability company or corporate actions necessary to authorize each of Parent and Acquisition Sub to enter into this Agreement and the Ancillary Agreements to which Parent or Acquisition Sub, as applicable, is a party and carry out the Transactions contemplated by it have been taken, other than the adoption of this Agreement by Acquisition Sub's stockholders. This Agreement and the Ancillary Agreements to which Parent or Acquisition Sub, as applicable, is a party have been duly executed by each of Parent and Acquisition Sub, as applicable, and, assuming the due authorization and delivery of this Agreement and such Ancillary Agreements by the other parties thereto, are valid and binding agreements of each of Parent and Acquisition Sub, as applicable, enforceable against each of them in accordance with their terms.

                  (c) Consents and Approvals; No Violation. Neither the execution or delivery of this Agreement or of any of the Ancillary Agreements to which Parent or Acquisition Sub is a party nor the consummation of the Transactions will violate, result in a breach of or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, the Certificate of Formation or Limited Liability Company Agreement of Parent, the Certificate of Incorporation or By-Laws of Acquisition Sub, any agreement or instrument to which Parent, Holdings or Acquisition Sub or any Subsidiaries of any of them is a party or by which any of them is bound, or any Law, except violations or breaches of, or defaults under, agreements or instruments which would not reasonably be expected to materially interfere with the ability of Parent, Holdings or Acquisition Sub to carry out the Merger and the Transactions.

                  (d) No Other Consents or Approvals. Except as disclosed on
Schedule 5.2-D, no governmental filings, authorizations, approvals or consents, or other governmental action, other than the expiration or termination of waiting periods under the HSR Act, if any, and approval by the California Public Utilities Commission of a change of control of Valencia Water Company, if any, are required to permit Parent and Acquisition Sub to fulfill all their respective obligations under this Agreement.

                  (e) No Prior Activities. Acquisition Sub was formed solely for the purpose of engaging in the Transactions. Acquisition Sub has not, and at the Merger Date will not have, engaged in any activities or incurred, directly or indirectly, any obligations or liabilities, except the activities relating to or contemplated by this Agreement and obligations or liabilities incurred in connection with those activities and with the Transactions.

                  (f) Information in the Company Schedule 13E-3 and the Proxy Statement. The information supplied by Parent, Holdings or Acquisition Sub or any of their Representatives for inclusion in the Company Schedule 13E-3 and the Proxy Statement will not be, at the respective times the Company Schedule 13E-3 and the Proxy Statement are filed with the SEC or first published, sent or given to stockholders, or, in the case of the Proxy Statement, at the date mailed to the Company Stockholders and at the time of the Special Meeting, false or misleading with respect to any material fact or will omit to state any material fact required to be stated as part of that information or necessary in order to make the information supplied by Parent, Holdings or Acquisition Sub or their Representatives, in light of the circumstances under which it is supplied, not misleading or necessary to correct any statement in any earlier communication with respect to the Special Meeting or the solicitation of proxies to be used at the Special Meeting. None of Parent, Holdings or Acquisition Sub makes any representations or warranties with respect to information in either the Company
Schedule 13E-3 or the Proxy Statement, other than information supplied by Parent or Acquisition Sub or their Representatives specifically for inclusion therein.

                  (g) Ownership of Acquisition Sub. Acquisition Sub is wholly-owned by Holdings. Holdings is wholly-owned by Parent. Parent is an Affiliate of Cerberus Capital Management, L.P. Parent and Holdings have obtained commitment letters with respect to the provision of equity capital and debt to Parent and Holdings, copies of which have been provided to the Company.

                  (h) Litigation. None of Parent, Holdings or Acquisition Sub is the subject of any suit or governmental proceeding which seeks to prevent Parent, Holdings or Acquisition Sub from carrying out the Transactions, nor, to the Parent's Knowledge, has any such suit or proceeding been threatened.

            Section 5.3 Termination of Representations and Warranties. The representations and warranties in Sections 5.1, 5.2 and 9.1 will terminate at the Effective Time, and none of the Company, Parent or Acquisition Sub, or any of their respective stockholders (including Holdings) or other equity owners or any other Persons, will have any rights, liabilities or claims as a result of any of those representations and warranties after the Effective Time.

                                   Article VI

                           ACTIONS PRIOR TO THE MERGER

            Section 6.1 Activities Until Effective Time. From the date of this Agreement until the earlier of the Effective Time or the time this Agreement is terminated in accordance with Article VIII, the Company will, and will cause each of its Subsidiaries to, except with the written consent of Parent, as required by this Agreement or as expressly set forth in the Company's business plan delivered to Parent on the date hereof:

                  (a) Operate its business in the ordinary course and in a manner consistent with past practices.

                  (b) Take all reasonable steps available to it to maintain the goodwill of its business and, except as otherwise requested by Parent, the continued employment of its executives.

                  (c) At its expense, maintain all its assets in good repair and condition, except to the extent of reasonable wear and use and damage by fire or other unavoidable casualty.

                  (d) Not incur any indebtedness other than as set forth in
Schedule 6.1-D.

                  (e) Except as required by any agreement set forth in any of the Schedules hereto or excluded from these Schedules because of size or immateriality (without giving effect to any amendment thereto not disclosed therein), not (i) enter into any joint ventures, (ii) make any investments in, or acquire any interests in, real estate in excess of $5 million individually and $10 million in the aggregate, (iii) make any commitments in excess of $5 million individually and $10 million in the aggregate, (iv) enter into any contractual commitments involving capital expenditures, loans or advances in excess of $5 million individually and $10 million in the aggregate, or (v) voluntarily incur any contingent liability (other than through endorsement of checks and similar routine transactions) in excess of $5 million individually and $10 million in the aggregate.

                  (f) Not enter into any agreement that contains a change of control or similar provision that would require the payment or accelerated payment of any amounts, modify the rights of the Company or any of its Subsidiaries under any agreement, impede, impair or increase the cost of the consummation of the Transactions or the consummation of the Merger Financings.

                  (g) Not declare, set aside or pay any dividends or other distribution (other than regularly scheduled quarterly dividends at the rate in effect at the date of this Agreement), or make any other distributions or repayments of debt to any beneficial owner of more than 5% of the outstanding shares of Company Common Stock (other than payments by Subsidiaries of the Company to the Company or to wholly-owned Subsidiaries of the Company).

                  (h) Not make any loans or advances (other than advances in the ordinary course for travel and other normal business expenses) to any beneficial owner of more than 5% of the outstanding shares of Company Common Stock or to directors or officers of the Company or any of its Subsidiaries.

                  (i) Not acquire, authorize or make (or commit to make) any investments in, or make any capital contribution to, any Person in excess of $5 million individually or $10 million in the aggregate.

                  (j) Maintain its books of account and records in the usual manner, in accordance with GAAP applied on a consistent basis, subject to normal year-end adjustments and accruals.

                  (k) Comply in all material respects with all applicable Laws and regulations of Governmental Entities.

                  (l) Not purchase, sell, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or subject to Lien any personal or intangible property or assets, or any real property, owned by the Company or any of its Subsidiaries, except in transactions involving the payment or receipt by the Company of less than $5 million individually and $10 million in the aggregate.

                  (m) Not enter into any contract, agreement or arrangement that provides to a Third Party a right of consent, right of termination, call right, right of first referral or other similar right of any kind or nature whatsoever as a result of the Transactions.

                  (n) Other than as set forth on Schedule 6.1-N, not enter into or amend any employment, severance or similar agreement or arrangement, except as contemplated by Section 7.3(c) or any such agreements or arrangements involving payments of less than $50,000.

                  (o) Other than as set forth on Schedule 6.1-O, not adopt, become an employer with regard to, or amend any employee benefit or post-employment benefit plan or arrangement.

                  (p) Not amend the Company's Certificate of Incorporation or By-Laws or any comparable governance documents of its Subsidiaries.

                  (q) Not (i) issue or sell any shares of its capital stock (except upon exercise of Options, as required by Phantom Stock Rights, pursuant to Stock Purchase Agreements or upon conversion of Company Convertible Debt) or any options, warrants or convertible or exchangeable securities, (ii) split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of capital stock (or other equity interests) or other securities of the Company or any of its Subsidiaries or (iii) adopt or implement a "poison pill," stockholder rights plan or any similar device.

                  (r) Not materially reduce the amount or modify the type and scope of any insurance coverage provided by existing Policies (including, without limitation, not allowing any Policy to expire without being replaced).

                  (s) Other than amending Tax Returns as described on Schedule 5.1-O(i)(1), not make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes and items stated on its Tax Returns, file any material Tax Return (except in the ordinary course of business consistent with past practices), enter into any closing agreement or settle any claim or assessment in respect of Taxes involving payment of more than $5 million in Taxes (as determined on an aggregated basis), surrender any right to claim a Tax refund in excess of $5 million (as determined on an aggregated basis) or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or take or omit to take any other action (except (i) as required by applicable Law with written notice of any such required action given to Parent, (ii) the Transactions contemplated herein and (iii) the conduct of their business as required by this Agreement) if any such action or omission would have the effect of materially increasing the Tax liability or reducing any Tax Asset of the Company, any of its Subsidiaries, Parent or any Affiliate of Parent.

                  (t) Not merge, consolidate or enter into any other business combination with any other Person, or authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution.

                  (u) Not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or prepay, refinance or amend any existing indebtedness of, or make any investments in, any other Person, except in transactions creating actual or contingent obligations of not more than $5 million individually and $10 million in the aggregate.

                  (v) Not enter into any agreement or transaction that would, or could reasonably be expected to, impede or make unfeasible the Transactions or the consummation of the Merger Financings, other than as permitted by Section 8.1(g).

                  (w) Not enter into or amend or otherwise modify any agreement or arrangement with any Affiliates (including, but not limited to, Lennar Corporation and its Subsidiaries) or the officers, directors or employees of the Company or its Subsidiaries or any beneficial owner of more than 5% of the outstanding shares of Company Common Stock.

                  (x) Not amend, terminate or waive compliance with the material terms of any Material Contracts, or make (or commit to make) or enter into any agreement or contract that, if entered into prior to the date of this Agreement, would be a Material Contract.

                  (y) Not enter into any settlement or release with respect to Actions or Proceedings in which the Company or any Subsidiary would be required to pay more than $5 million individually and $10 million in the aggregate.

                  (z) Not authorize or enter into any agreement to take any of the actions referred to in subsections (a) through (y) above.

            Section 6.2 HSR Act Filings; Competition Approvals. (a) Each of the Company and Parent shall (and the Company shall cause its Subsidiaries to) (i) promptly make or cause to be made the filings, if any, required of such party under the HSR Act and any other Antitrust Laws with respect to the Transactions (except for filings which have been made prior to the date hereof), (ii) comply at the earliest practicable date with any request under the HSR Act or such other Antitrust Laws for additional information, documents, or other material received by such party or any of the Company's Subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Transactions, and (iii) cooperate with the other party in connection with any such filing and in connection with resolving any resulting investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws with respect to such filing or the Transactions. Each of the Company, its Subsidiaries, Parent, Holdings, Acquisition and their Affiliates shall promptly inform the other of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or the Transactions.

                  (b) Each of the Company and Parent shall (and the Company shall cause its Subsidiaries to) use all reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under the Antitrust Laws. In connection therewith, if any administrative or judicial Action or Proceeding is instituted (or threatened to be instituted) challenging the Transactions as violative of Antitrust Law, each of the Company, its Subsidiaries and Parent and its subsidiaries shall cooperate and use all reasonable best efforts vigorously to contest and resist any such Action or Proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Transactions. Each of the Company and Parent shall (and the Company and Parent shall cause their respective Subsidiaries to) use all reasonable best efforts to take such action as may be required to cause the expiration or termination of the notice periods under the HSR Act or other Antitrust Laws with respect to the Transactions as promptly as possible after the execution of this Agreement.

            Section 6.3 Cooperation. (a) Subject to the terms and conditions provided herein (including Section 6.4 and Article VIII), each of the Company, Parent, Holdings and Acquisition Sub shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to satisfy the conditions and to consummate and make effective, in the most expeditious manner practicable, the Transactions and the Merger Financings (including the satisfaction of the respective conditions set forth in Article VII), and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws, rules and regulations to consummate and make effective the Transactions (including the provision of the Merger Financings). Without limiting the generality of the foregoing, each of the Company, Parent, and Acquisition Sub shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their reasonable best efforts to promptly defend any Action or Proceeding challenging this Agreement or the consummation of any of the Transactions (including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed); it being understood and agreed that the Company shall promptly notify Parent of any Action or Proceeding or threatened Action or Proceeding (including any shareholder Action or Proceeding), other than where Parent, Holdings, Acquisition Sub or any of their respective Affiliates is the adverse party, against the Company and/or its directors relating to the Transactions and the Company shall give Parent the opportunity to participate, in the defense or settlement of any such Action or Proceeding; provided, that no settlement with respect to any such litigation shall be agreed to without Parent's prior consent (not to be unreasonably withheld or delayed).

                  (b) Prior to the Closing, the Company will cause its management to cooperate with Parent and its Representatives and provide information reasonably required by Parent and its Representatives in connection with the Merger Financings, including the offer, sale and placement of promissory notes (collectively, the "Debt Financing Notes") by Parent or the Surviving Corporation or its affiliates. Such cooperation will include, without limitation, (i) the assistance in the preparation of offering circulars or private placement memoranda with respect to the Debt Financing Notes, (ii) the delivery of such financial and statistical information relating to the Company and its Subsidiaries as may be reasonably requested in connection with the offer and sale of the Debt Financing Notes, (iii) arranging for the Company's independent accountants to provide such comfort letters, consents and other services that may be required in respect of the offer and sale of the Debt Financing Notes and (iii) using commercially reasonable efforts to assist in the marketing and sale of the Debt Financing Notes and any other syndication of the Debt Financing Notes, including making appropriate officers of the Company available, on a basis that will not unreasonably interfere with the performance of their duties, for due diligence meetings and for participation in the road show and meetings with prospective purchasers of the Debt Financing Notes.

                  (c) Parent will cause Holdings to consent to the adoption of this Agreement immediately following its execution.

            Section 6.4 No Solicitation of Offers; Notice of Proposals from Others. (a) Each of the Company and its Subsidiaries represents that, effective May 11, 2004, each of them and their respective Affiliates and Representatives ceased any discussions, activities or negotiations with any Person or Persons other than Parent or Acquisition Sub or Persons acting on their behalf that may have been ongoing at that time with respect to any Acquisition Proposal or seeking an Acquisition Proposal and none of them conducted any such discussions, or engaged in any such activities or negotiations, at least until June 9, 2004.

                  (b) The Company and its Subsidiaries shall not take, and shall cause their respective Representatives not to take, any action (i) to encourage, solicit, initiate or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal (including, without limitation, by way of furnishing non-public information), (ii) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, other than a confidentiality agreement referred to below or in connection with, or contemplation of, the termination of this Agreement pursuant to Section 8.1(g), or to agree to approve or endorse any Acquisition Proposal other than the Transactions or, except in connection with, or contemplation of, the termination of this Agreement pursuant to Section 8.1(g), to enter into any agreement, arrangement or understanding that would require the Company to abandon, terminate or fail to consummate the Merger and the Transactions, (iii) to initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or Acquisition Sub) in furtherance of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or (iv) to grant any waiver or release under any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or any of their Affiliates or Representatives; provided, that prior to obtaining the approval of the Company Stockholders contemplated by Section 3.1, in response to an unsolicited written Acquisition Proposal (that was not made as a consequence of any violation of this Section 6.4 or of any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or any of their Affiliates or Representatives) and otherwise in compliance with its obligations under Section 6.4(e), the Company may:

                              (1)   request clarifications from, or
      furnish information to (but not enter into discussions with), any Person which makes an unsolicited Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with the Company containing customary terms and conditions, (B) such action is taken solely for the purpose of obtaining information reasonably necessary to ascertain whether such Acquisition Proposal is, or is reasonably likely to lead to, a Superior Proposal and (C) the Board of Directors of the Company or the Special Committee reasonably determines in good faith, after consultation with outside nationally recognized legal counsel (which may be the Company's or the Special Committee's current outside legal counsel), that there is a reasonable likelihood that failure to take such actions would be inconsistent with the fiduciary duties of the Board of Directors or the Special Committee under applicable Law, or

                              (2)   participate in discussions with,
      request clarifications from, or furnish information to, any Person that makes such unsolicited Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with the Company containing customary terms and conditions, (B) the Board of Directors of the Company or the Special Committee reasonably determines in good faith, after consultation with outside nationally recognized legal counsel (which may be the Company's or the Special Committee's current outside legal counsel) and financial advisors, that the transaction that is the subject of the Acquisition Proposal would be a Superior Proposal and (C) the Board of Directors of the Company or the Special Committee reasonably determines in good faith, after consultation with outside nationally recognized legal counsel (which may be the Company's or the Special Committee's current outside nationally recognized legal counsel), that there is a reasonable likelihood that failure to take such actions would be inconsistent with its fiduciary duties under applicable Law.

If the Company enters into a confidentiality agreement with any Person as required by subsection (1)(A) or subsection (2)(A) of this Section 6.4(b) and that confidentiality agreement contains provisions that are less restrictive than the comparable provisions of the Confidentiality Agreement, or omits restrictive provisions contained in the Confidentiality Agreement, then the Confidentiality Agreement shall be deemed to be automatically amended to contain in substitution for such comparable provisions such less restrictive provisions, or to omit such restrictive provisions, as the case may be, and in connection with the foregoing, the Company agrees not to waive any of the provisions in any such confidentiality agreement without waiving the similar provisions in the Confidentiality Agreement to the same extent.

                  (c) The Company shall enforce, to the fullest extent permitted under applicable Law, the provisions of any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or their respective Representatives, including where necessary, seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction. It is understood that no discussions with any Person shall give rise to a violation of this Section 6.4(c) if (i) the Company, its Subsidiaries or its Representatives, as applicable, did not know or have reason to know that such discussion related to an Acquisition Proposal and (ii) such discussion was immediately ceased once the Company, its Subsidiary or Representatives, as applicable, knew or had reason to know it related to an Acquisition Proposal.

                  (d) Neither the Board of Directors of the Company nor the Special Committee shall (i) withdraw, modify or amend, or announce that it proposes to withdraw, modify or amend, in a manner adverse to the Transactions, the approval, adoption or recommendation of this Agreement, (ii) approve or recommend, or announce that it proposes to approve or recommend, any Acquisition Proposal, (iii) cause the Company to accept any Acquisition Proposal and/or enter into any Acquisition Agreement or (iv) resolve to do any of the foregoing; provided, that the Board of Directors of the Company or the Special Committee may withdraw, modify or amend its recommendation of this Agreement prior to the time the

Company Stockholders adopt this Agreement as contemplated by Section 3.1 if (x) the Company has complied with its obligations under this Section 6.4, (y) the Board of Directors of the Company or the Special Committee reasonably determines in good faith, after consultation with outside nationally recognized legal counsel (which may be the Company's or the Special Committee's current outside legal counsel), that there is a reasonable likelihood that failure to take such action would be inconsistent with its fiduciary duties under applicable Law and
(z) at least seven business days prior to taking such action (or in the case of the action set forth in subsection 6.4(d)(iii), at least three business days), the Board of Directors of the Company or the Special Committee shall have advised Parent in writing that the Board of Directors or the Special Committee intends to consider withdrawing, modifying or amending its recommendation of this Agreement together with the specific reasons therefore, given Parent an opportunity to appear before it at a meeting (of which Parent will have been given at least three business days' prior notice) and present reasons why the Board of Directors or the Special Committee should not withdraw, modify or amend its recommendation of this Agreement and fully cooperated with Parent with the intent of enabling the parties to agree to a modification of the terms and conditions of this Agreement so that the Transactions will be on the terms such that the Board of Directors of the Company or the Special Committee shall not be obligated to, and shall not, withdraw, modify or amend its recommendation of this Agreement. Any such withdrawal, modification or change shall not include changing the approval of the Board of Directors of the Company or the Special Committee for purposes of causing any state takeover statute or other similar Law to be applicable to the Merger. Unless and until this Agreement is terminated pursuant to Section 8.1(e) or 8.1(g) or otherwise, nothing contained in this Section 6.4(d) shall affect the Company's obligation to hold and convene the Special Meeting referred to in Section 3.1 and to submit this Agreement for adoption by the Company Stockholders (regardless of whether the recommendation of the Company Board of Directors or the Special Committee of this Agreement shall have been withdrawn or modified).

                  (e) In addition to having the obligations set forth in Section 6.4(d), the Company shall as promptly as practicable (and in any event within 24 hours) advise Parent of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to any Acquisition Proposal, including the terms and conditions of such Acquisition Proposal or inquiry (but not modifications to terms and conditions proposed during discussions or negotiations permitted by Section 6.4(b)) and the Company shall, within 24 hours after the receipt thereof, promptly provide to Parent copies of any written materials received by the Company containing any of the foregoing, and the identity of the Person making any such Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company shall keep Parent fully informed as to the material details of any information requested of or provided by the Company. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal or any inquiry with respect to any Acquisition Proposal or any inquiry which was not previously provided or made available to Parent.

                  (f) Nothing contained in this Section 6.4 shall prohibit the Board of Directors of the Company or the Special Committee from (i) making and disclosing to the Company Stockholders a position as required by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company Stockholders if the Board of

Directors of the Company or the Special Committee determines in good faith, after consultation with outside nationally-recognized legal counsel (which may be the Company's or the Special Committee's current outside legal counsel), that there is a reasonable likelihood that failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law.

                        (i) The Company shall promptly request in writing that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof return to the Company all materials containing confidential information heretofore furnished to such Person by or on behalf of the Company, or present the Company with reasonable evidence that those materials have been destroyed (to the extent destruction of such materials is permitted by such confidentiality agreement) and the Company shall use its reasonable best efforts to have such materials returned or destroyed (to the extent destruction of such materials is permitted by such confidentiality agreement).

            Section 6.5 Subsequent Filings. Until the Effective Time, the Company will timely file with the SEC each Subsequent Filing required to be filed by the Company and will promptly deliver to Parent and Acquisition Sub copies of each such Subsequent Filing filed with the SEC. Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Subsequent Filings shall (i) be prepared from, and shall be in accordance with, the books and records of the Company and its consolidated Subsidiaries, (ii) shall comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) shall be prepared in accordance with GAAP (except as may be indicated in the notes thereto) and (iv) shall fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries in accordance with GAAP at the dates and for the periods covered thereby.

            Section 6.6 Communication to Employees. The Company and Parent will cooperate with each other with respect to, and endeavor in good faith to agree in advance upon the method and content of, all written or oral communications or disclosure to employees of the Company or any of its Subsidiaries with respect to the Transactions.

            Section 6.7 Internal Reorganization. At the request of Parent, the Company will, or will cause one or more of its Subsidiaries, prior to the Effective Time, to (i) transfer and convey certain assets from any of its Subsidiaries to any of its other Subsidiaries, (ii) transfer and convey all or any portion of the capital stock or other equity interests of any Subsidiary to any of its other Subsidiaries, (iii) merge any Subsidiary into the Company or any of its Subsidiaries, (iv) make distributions from any Subsidiary, and/or (v) create new Subsidiaries and make contributions of assets to any such new Subsidiaries or existing Subsidiaries (collectively, the "Internal Reorganization"). To the extent that the capital stock of any Subsidiary is transferred to Parent or any Subsidiary of Parent (other than the Company and its Subsidiaries), within 30 days after the Merger Date, Parent shall cause such transferred Subsidiary to agree to be jointly and severally liable for the obligations of the Company and its Subsidiaries referred to in Section 10.1.

            Section 6.8 Tax Matters. The Company shall obtain a statement (the "Statement") from each holder of an interest in the Company (other than as a creditor) that is not comprised of any regularly traded class of stock of the Company (a "Private Interest") which, at the time of acquisition by such holder of such Private Interest, had a fair market value of at least 5% of the regularly traded class of the Company's stock with the lowest fair market value, as determined pursuant to Section 897 of the Code and the Treasury Regulations thereunder. Each Statement, dated not more than 30 days before the Effective Time, shall be issued pursuant to Section 1445 of the Code and the Treasury Regulations thereunder and shall include a certification as to such holder's non-foreign status. The Company shall deliver the Statements to the Parent on or prior to the Effective Time.

                                   Article VII

                         CONDITIONS PRECEDENT TO MERGER

            Section 7.1 Conditions to Each Party's Obligation to Effect the Transactions. The respective obligations of each party to this Agreement to effect the Transactions shall be subject to the satisfaction or waiver by both the Company and Parent (to the extent permitted by applicable Law) on or prior to the Merger Date of each of the following conditions:

                  (a) This Agreement shall have been duly adopted, and the Merger shall have been approved, by the requisite affirmative vote of the Company Stockholders in accordance with applicable Law, and the Company's Certificate of Incorporation, as in effect, and By-Laws.

                  (b) Other than the filing of the Certificate of Merger and all other filings or recordings required under the DGCL as contemplated by Section 4.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Transactions, the failure of which to file, obtain or occur, individually or in the aggregate, would (x) make the consummation of the Transactions illegal or (y) result or be reasonably likely to result in a Material Adverse Effect, shall have been filed, been obtained or occurred and shall not have expired or been withdrawn; provided, that the right to assert this condition shall not be available to a party whose material failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of this condition to be satisfied.

                  (c) There shall have been no action taken, or statute, rule, regulation, judgment or executive order promulgated, entered, enforced, enacted, issued or deemed applicable to the Transactions by any Governmental Entity that directly or indirectly prohibits or makes illegal the consummation of the Transactions.

                  (d) There shall be no preliminary or permanent order or injunction of a court or other Governmental Entity of competent jurisdiction precluding, restraining, enjoining or prohibiting consummation of the Transactions.

                  (e) The California Public Utilities Commission will have approved the change in control of Valencia Water Company that will result from the Merger, if that approval is required.

            Section 7.2 Conditions to the Company's Obligations. The obligations of the Company to complete the Merger are subject to satisfaction of the following conditions (any or all of which may be waived by the Company):

                  (a) The representations and warranties of Parent and Acquisition Sub contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all respects (with respect to representations and warranties that are qualified by materiality or a Material Adverse Effect, disregarding any such qualification) on the date hereof and on the Merger Date with the same effect as though made on such dates (except that any representation and warranty that relates expressly to a specified date or period need only to have been true and correct with regard to the specified date or period) unless, with respect to any failure of a representation or warranty to be true and correct as of the date hereof and as of the Merger Date (or such particular date), such failure together with all other failures would not result in or would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of Parent and Acquisition Sub to consummate the Transactions.

                  (b) Parent and Acquisition Sub will have fulfilled in all material respects all their obligations under this Agreement required to have been fulfilled on or before the Merger Date.

                  (c) Each of the Ancillary Agreements to which Parent and/or Acquisition Sub is or will be a party shall be valid, in full force and effect, and Parent and/or Acquisition Sub shall have complied with each Ancillary Agreement to which it is party in all material respects.

                  (d) The Company shall have received a certificate signed on behalf of Parent by an executive officer of the managing member of Parent to the effect that the conditions provided in this Section 7.2 have been satisfied.

            Section 7.3 Conditions to Parent's and Acquisition Sub's Obligations. The obligations of Parent and Acquisition Sub to complete the Merger are subject to the following conditions (any or all of which may be waived by Parent):

                  (a) The representations and warranties of the Company contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all respects (with respect to representations and warranties that are qualified by materiality or Material Adverse Effect, disregarding any such qualifications) on the date hereof and on the Merger Date with the same effect as though made on such dates (except that any representation and warranty that relates expressly to a specified date or a specified period need only to have been true and correct with regard to the specified date or period) unless, with respect to any failure of a representation or warranty to be true and correct as of the date hereof and as of the Merger Date (or such particular date), such failure together with all other failures, would not result in or would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  (b) The Company will have fulfilled in all material respects all its obligations under this Agreement required to have been fulfilled on or before the Merger Date.

                  (c) The persons listed on Schedule 7.3-C will have entered into employment agreements with the Company containing the principal terms provided on Schedule 7.3-C.

                  (d) The consents listed on Schedule 5.1-D, together with such consents that would will have been listed on Schedule 5.1-D but for the Material Adverse Effect qualification set forth therein, will have been obtained (other than those consents not required by the lenders in connection with any bridge and permanent financing entered into in connection with the Transactions (including refinancings of any such bridge and permanent financing)).

                  (e) Each joint venture, partnership, limited liability company or other similar agreement to which the Company or any of its Subsidiaries is a party shall be modified, consented to or amended to permit the Company or such Subsidiary, as applicable to pledge its interests therein, any foreclosure on such pledge and any transfer subsequent to foreclosure, to the extent required by the lenders in connection with any bridge and permanent financing entered into in connection with the Transactions (including refinancings of any such bridge and permanent financing).

                  (f) The Appraisal Shares shall include no more than 5% of the Common Stock outstanding immediately prior to the Effective Time.

                  (g) Each of the Ancillary Agreements to which the Company is or will be a party shall be valid and in full force and effect, and the Company shall have complied with each Ancillary Agreement to which it is a party in all material respects.

                  (h) No Law shall have been issued, enacted, enabled, promulgated or enforced by any Government Entity that would have materially reduced the benefits of the Transactions contemplated hereby to Parent or the Surviving Corporation in a manner that Parent, in its good faith reasonable judgment, would not have entered into this Agreement had such condition or requirement been known on the date hereof.

                  (i) There shall not be instituted, pending or threatened in writing any Action or Proceeding by any Governmental Entity other than any such Action or Proceeding that does not, or could not be reasonably expected to, individually or in the aggregate with all other Actions or Proceedings, result in a Material Adverse Effect.

                  (j) There shall not have occurred any one or more events, changes, occurrences, effects, facts, violations, developments or circumstances having or resulting in, or that could reasonably be expected to result in, individually or in the aggregate with any other event change, occurrence, effect, fact, violation, development or circumstance, a Company Material Adverse Effect.

                  (k) Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to the effect that the conditions provided in this Section 7.3 have been satisfied.

                  (l) All of the directors of the Company and its Subsidiaries set forth on Schedule 7.3(l) (which shall be delivered by Parent to the Company not later than the day on which the Special Meeting is held) shall have delivered to Parent executed letters of resignation, effective as of the Effective Time, from their positions as directors of the Company and its Subsidiaries, as applicable, and such letters shall not have been revoked.

                  (m) The Internal Reorganization shall have been consummated on the terms directed by Parent and shall be effective.

                  (n) The fees and expenses incurred or to be incurred by the Company and its Subsidiaries in connection with the Transactions, including the legal fees and expenses of the Company and its Subsidiaries, their respective Board of Directors and any Committees thereof, and the investment banking fairness opinion fees and expenses and other financial advisory fees and expenses of the Company, exclusive of the costs of defending any litigation arising in connection with the Transactions, shall not exceed $25 million in the aggregate.

                  (o) Parent and certain of the Company Stockholders shall have entered into a subscription agreement pursuant to which such stockholders shall acquire strips of common and preferred units of Parent, for the same price per common or preferred unit as the other members of Parent, for $150 million in cash, or through an exchange of shares of Common Stock issuable upon conversion of their shares of Class B Common Stock having a value of $150 million (valued based upon the Merger Consideration) or a combination of the foregoing; which strips of common and preferred units of Parent shall constitute, in the aggregate, approximately 21.43% of the outstanding limited liability company interests in Parent.

                                  Article VIII

                                   TERMINATION

            Section 8.1 Right to Terminate. This Agreement may be terminated at any time prior to the Effective Time (whether or not the Company Stockholders have adopted this Agreement):

                  (a)   By mutual consent of the Company and Parent.

                  (b) By either the Company or Parent if the Merger Date has not occurred by May 31, 2005 (or such later date as may be agreed to by Parent and the Company) (as the same may be extended from time to time, the "Termination Date"), except that a party may not terminate this Agreement because the Effective Time has not occurred by the Termination Date if the failure of the Effective Time to occur by the Termination Date is due wholly or partly to the failure of that party (or as to Parent, the failure either of Parent or of Acquisition Sub) to fulfill in all material respects all of its obligations under this Agreement.

                  (c) By the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Parent or Acquisition Sub set forth in this Agreement, which breach or failure to perform (i) would cause any of the conditions set forth in Section
7.1 or 7.2 not to be satisfied, and (ii) either cannot be cured or has not been cured prior to the earlier of (x) the fifteenth calendar day following receipt by the Parent of written notice of such breach from the Company and (y) the Termination Date.

                  (d) By Parent, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause any of the conditions set forth in Section 7.1 or 7.3 not to be satisfied, and (ii) either cannot be cured or has not been cured prior to the earlier of (x) the fifteenth calendar day following receipt by the Company of written notice of such breach from the Parent and (y) the Termination Date.

                  (e) By Parent, if (i) the Board of Directors of the Company or the Special Committee shall have (A) withdrawn, or shall have modified or amended in a manner adverse to the Transactions, its recommendation of this Agreement or has resolved to take such action or (B) approved or recommended, or announced that it proposes to approve or recommend, or enter into any agreement with respect to, a transaction that it has determined is a Superior Proposal,
(ii) if after an Acquisition Proposal has been made, the Board of Directors of the Company fails to affirm its recommendation and approval of this Agreement and the Transactions within three Business Days of any request by Parent to do so; or (iii) if a tender offer or exchange offer constituting an Acquisition Proposal is commenced by someone other than Parent or an Affiliate of Parent and the Company files a Schedule 14D-9 with respect to that tender offer or exchange offer in which the Board of Directors of the Company fails to recommend that the Company Stockholders not tender their stock of the Company in response to the tender offer or exchange offer.

                  (f) By either the Company or Parent if the Special Meeting is held but Company Stockholders holding a majority in voting power of the Company Common Stock fail to vote at that meeting, upon a vote taken thereon, to approve each of this Agreement and the Merger.

                  (g) By the Company, if a Superior Proposal is received by the Company and the Board of Directors of the Company or the Special Committee reasonably determines in good faith, after consultation with outside nationally recognized legal counsel (which may be the Company's or the Special Committee's current outside legal counsel), that there is a reasonable likelihood that it is necessary to terminate this Agreement and enter into an agreement to effect the transaction that is the subject of the Superior Proposal in order to comply with the fiduciary duties of the Board of Directors or the Special Committee under applicable Law; provided, that the Company may not terminate this Agreement pursuant to this subsection (g) (i) with regard to a Superior Proposal or a transaction that results from a violation of Section 6.4(b) or with regard to which the Company has failed to fulfill its obligations under Section 6.4(c) or
(e), or (ii) unless and until (x) three business days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company or the Special Committee and during such three business day period the Company has fully cooperated with Parent (including informing Parent of the terms and conditions of such

Superior Proposal and the identity of the Person making such Superior Proposal as required by Section 6.4(e)) with the intent of enabling the parties to agree to a modification of the terms and conditions of this Agreement so that the Transactions will be at least as favorable to the Company Stockholders as the transaction that is the subject of the Superior Proposal (including, if the Superior Proposal will result in the Company Stockholders receiving cash with regard to their shares, the Transactions resulting in the Company Stockholders receiving at least as great an amount of cash per share as the Merger Consideration), (y) at the end of such three business day period, the Acquisition Proposal continues to constitute a Superior Proposal, and the Board of Directors of the Company or the Special Committee continues to reasonably determine in good faith, after consultation with outside nationally recognized legal counsel (which may be the Company or the Special Committee's current outside legal counsel), that there is a reasonable likelihood that it is necessary for the Company to terminate this Agreement and enter into an agreement to effect the Superior Proposal in order for the Board of Directors or the Special Committee to comply with its fiduciary duties under applicable Law and (z) (A) prior to such termination, Parent has received Expense Reimbursement and the Termination Fee (as those terms are defined in Section 8.4) by wire transfer in same day funds and (B) simultaneously or substantially simultaneously with such termination, the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal or the tender offer or exchange offer that constitutes the Superior Proposal is commenced (if it has not already been commenced).

            Section 8.2 Manner of Terminating Agreement. If at any time the Company or Parent has the right under Section 8.1 to terminate this Agreement, it can terminate this Agreement by a notice to the other of them that it is terminating this Agreement and, if the termination is under Section 8.1(g), complying with the other requirements in that Section.

            Section 8.3 Effect of Termination. Except as provided in Section 8.4, if this Agreement is terminated pursuant to Sections 8.1 and 8.2, this Agreement shall immediately become void after this Agreement is terminated, and no party will have any further rights or obligations under this Agreement; provided, that (i) the provisions of Section 9.1, the provision relating to amendment to or waivers of confidentiality agreements set forth in Section 6.4, this Section 8.3, Section 8.4, Article XI and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement. Nothing contained in this Section will, however, relieve any party of liability for any willful breach of this Agreement which occurs before this Agreement is terminated.

            Section 8.4 Fees and Expenses. (a) Except as set forth in this
Section 8.4, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

                        (i)   If this Agreement is terminated:

                              (1) by either Party at a time when Parent is entitled to terminate this Agreement in accordance with Section 8.1(b) and if within 12 months after this Agreement is terminated in accordance with
      Section 8.1(b), the Company enters into an agreement, arrangement or understanding (including a letter of intent) with respect to an Acquisition Proposal, then the Company shall pay in cash to Parent not later than the date on which such Acquisition Proposal is consummated, the Expense Reimbursement and the Termination Fee;

                              (2) by the Company in accordance with Section 8.1(c), then Parent shall pay in cash to the Company, within 10 business days after Parent acknowledges, or there is a final non-appealable determination, that the Company had a right to terminate this Agreement in accordance with Section 8.1(c), (x) the Expense Reimbursement, plus (y) the damages and/or losses incurred by the Company or its stockholders as a result of such termination, provided that Parent's exposure under this Agreement shall not exceed $125,000,000 in the aggregate, including the Expense Reimbursement ("Parent Cap");

                              (3) by Parent in accordance with Section 8.1(d), then (A) Parent will be entitled to receive from the Company within 10 business days after the Company acknowledges, or there is a final non-appealable determination, that Parent had a right to terminate this Agreement in accordance with Section 8.1(d), the greater of (x) the Expense Reimbursement and (y) $37.5 million, and (B) and if within 12 months after this Agreement is terminated in accordance with Section 8.1(d) the Company enters into an agreement, arrangement or understanding (including a letter of intent) with respect to an Acquisition Proposal, then the Company shall pay in cash to Parent not later than 10 business days after the day on which the Acquisition Proposal is consummated an amount equal to the difference between $75 million and the amount paid pursuant to the proceeding subsection (A);

                              (4) by Parent in accordance with Section 8.1(e), then the Company shall pay in cash to Parent, within 10 business days after the date on which this Agreement is terminated, the Expense Reimbursement and the Termination Fee;

                              (5) by the Company or Parent in accordance with 8.1(f), then the Company shall pay in cash to Parent, within 10 business days after the date on which this Agreement is terminated, the Expense Reimbursement and the Termination Fee; or

                              (6) by the Company in accordance with Section 8.1(g), then the Company shall pay in cash to Parent the Expense Reimbursement and Termination Fee as provided in that Section.

                  (b) The parties acknowledge that the Termination Fee, Expense Reimbursement and Parent Cap provided for in this Section 8.4 are an integral part of the Transactions and not a penalty, and that, without the Termination Fee, Expense Reimbursement and Parent Cap provided for above, neither Parent nor Acquisition Sub nor the Company would enter into this Agreement. Furthermore, nothing in this Section 8.4 shall be deemed to limit any liability of any party for any breach in any material respect of any provisions of this Agreement that remain in effect after termination of this Agreement.

                                   Article IX

                               ABSENCE OF BROKERS

            Section 9.1 Representations and Warranties Regarding Brokers and Others. The Company represents and warrants to Parent and Acquisition Sub that no Person has acted as a broker, a finder or in any similar capacity in connection with the Transactions, except that Greenhill & Co., Inc. acted as a financial adviser to the Company. Parent and Acquisition Sub jointly and severally represent and warrant to the Company that no Person has acted as a broker, a finder or in any similar capacity in connection with the Transactions, except that Goldman Sachs & Co., Inc. acted as a financial adviser to Parent and Acquisition Sub. The Company will pay all the fees and other charges of Greenhill & Co., Inc. and Parent or Acquisition Sub will pay all the fees and other charges of Goldman Sachs & Co., Inc. The Company shall indemnify Parent and Acquisition Sub, and Parent and Acquisition Sub shall jointly and severally indemnify the Company, against, and each of them agrees to hold the other of them harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and costs of investigation) incurred as a result of any claim by anyone for compensation as a broker, a finder or in any similar capacity by reason of services allegedly rendered to the indemnifying party in connection with the Transactions.

                                    Article X

                                OTHER AGREEMENTS

            Section 10.1 Indemnification for Prior Acts. The Surviving Corporation will not, and will cause its Subsidiaries not to, amend or modify for at least six years after the date of this Agreement, any obligations of the Company or its Subsidiaries to indemnify current and former directors, officers or employees of the Company or its Subsidiaries (each an "Indemnified Party") with respect to matters which occur at or prior to the Effective Time. The Surviving Corporation will maintain in effect for not less than six years after Effective Time, with respect to occurrences prior to the Effective Time, indemnification policies of directors and officers' liability insurance which are no less favorable than the Company's policies in effect on the date of this Agreement (true and complete copies of which have been previously provided or made available to Parent), or obtain a prepaid insurance and indemnification policy covering such period, to the extent that insurance is available at an aggregate annual cost not exceeding 150% of the cost of that insurance for the policy year that includes the date of this Agreement.

            Section 10.2 Benefit of Provisions. The provisions of Section 10.1 are intended to be for the benefit of, and will be enforceable by, the respective current and former directors, officers and employees of the Company or its Subsidiaries to which they relate and their heirs and Representatives.

                                   Article XI

                                     GENERAL

            Section 11.1 Expenses. Except as provided in Section 8.4, the Company, Parent and Acquisition Sub will each pay its own expenses in connection with the Transactions, including legal fees and disbursements.

            Section 11.2 Transfer Taxes. All transfer Taxes incurred in connection with the Merger will be borne by the Surviving Corporation and the Surviving Corporation shall, at its sole expense, file all necessary Tax Returns with respect to all such transfer Taxes.

            Section 11.3 Access to Properties, Books and Records. From the date of this Agreement until the earlier of the Effective Time or the time this Agreement is terminated in accordance with Article VIII, the Company will, and will cause each of its Subsidiaries to, give Representatives of Parent, Holdings and Acquisition Sub, and of any potential lenders or other sources of financing to Parent, Holdings and Acquisition Sub for the Transactions or financing for the Surviving Corporation after the Merger, full access during normal business hours to all of their respective properties, contracts, commitments, books and records and during such period shall furnish promptly to Parent and its Representatives any information concerning the Company and its Subsidiaries as Parent may reasonably request. Parent shall have the right to conduct environmental site assessments of any such properties at its own cost and expense by one or more of its engineering or environmental Representatives. Until the Effective Time, Parent and Acquisition Sub each will, and will cause its Representatives to, hold all information it receives as a result of its access to the properties, books and records of the Company or its Subsidiaries in confidence, and not use that information for any purpose other than with regard to the Transactions, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement),
(ii) becomes available to Parent or Acquisition Sub from a Third Party which, insofar as Parent or Acquisition Sub is aware, is not under an obligation to the Company, or to a Subsidiary of the Company, to keep the information confidential, (iii) was known to Parent or Acquisition Sub before it was made available to Parent or Acquisition Sub or its Representative by the Company or a Subsidiary or (iv) otherwise is independently developed by Parent or Acquisition Sub. If this Agreement is terminated before the Effective Time, Parent and Acquisition Sub each will, at the request of the Company, deliver to the Company all documents and other material obtained by Parent or Acquisition Sub from the Company or a Subsidiary in connection with the Transactions or evidence that that material has been destroyed by Parent or Acquisition Sub.

            Section 11.4 Press Releases. The Company and Parent will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement, but nothing in this Section will prevent any party or any Affiliate of any party from making any statement or announcement when and as required by Law or by the rules of any securities exchange or securities quotation or trading system on which securities of that party or an Affiliate are listed, quoted or traded.

            Section 11.5 Entire Agreement. This Agreement, the Ancillary Agreements and the documents to be delivered in accordance with this Agreement, and the Confidentiality

Agreement, contain the entire agreement among the Company, Parent and Acquisition Sub relating to the Transactions. All prior negotiations, understandings and agreements between the Company and either Parent or Acquisition Sub are superseded by this Agreement and those other documents, and there are no representations, warranties, understandings or agreements concerning the Transactions other than those expressly set forth in this Agreement or those other documents.

            Section 11.6 Benefit of Agreement. This Agreement is for the benefit of the parties to it, their respective successors and any permitted assigns. Except as stated in Section 10.2, this Agreement is not intended to be for the benefit of, or to give any rights to, anybody other than the parties, their respective successors and any permitted assigns.

            Section 11.7 Effect of Disclosures. Any information disclosed by a party in connection with any representation and warranty contained in this Agreement (including any exhibit or schedule to this Agreement) will be treated as having been disclosed in connection with each representation and warranty made by that party in this Agreement.

            Section 11.8      Captions.  The captions of the articles and
                              --------
sections of this Agreement are for convenience only, and do not affect the meaning or interpretation of this Agreement.

            Section 11.9      Assignments.  Neither this Agreement nor any
                              -----------
right of any party under it may be assigned without the written consent of the other parties to the Agreement.

            Section 11.10 Notices and Other Communications. Any notice or other communication under this Agreement must be in writing and will be deemed given
(i) on the business day (or if not on a business day, on the next business day) when it is delivered in person or sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), (ii) on the business day after the day on which it is delivered to a major nationwide overnight delivery service for overnight delivery, or (iii) on the third business day after the day on which it is mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

If to the Company, to:

   LNR Property Corporation
   1601 Washington Avenue
   Miami Beach, Florida  33139
   Attention:  General Counsel
   Facsimile:  305-697-5719
   Email:  zdickstein@lnrproperty.com
with a copy to:

   David W. Bernstein
   Clifford Chance US LLP
   31 W. 52nd Street
   New York, New York  10019
   Facsimile:  212-878-8375
   Email:  david.bernstein@cliffordchance.com


If to Parent or Acquisition Sub:

   c/o Cerberus Capital Management, L.P.
   299 Park Avenue
   New York, New York  10171
   Attention:  Mark Neporent
   Facsimile:  212-891-1546
   Email:  mneporent@cerberuscapital.com
   and
   Attention:  Ronald Kravit
   Facsimile:  212-909-1400
   Email:  rkravit@blackacrecapital.com

with a copy to:

Andre Weiss
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Facsimile: 212-593-5955
Email:  andre.weiss@srz.com

            Section 11.11 Governing Law. This Agreement will be governed by, and construed under, the Law of the State of Delaware, without regard to conflicts of Laws principles that would apply the Laws of any other jurisdictions.

            Section 11.12 Amendments. This Agreement may be amended by, but only by, a document in writing signed by both the Company and Parent, whether before or after the Company Stockholders have adopted this Agreement, provided, however, that after the Company Stockholders have adopted this Agreement, no amendment which under applicable law requires further approval of the Company Stockholders may be made without obtaining such further approval.

            Section 11.13 Counterparts. This Agreement may be executed in two or more counterparts, some of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original copy of this Agreement, but all of them together will constitute one and the same agreement.

            Section 11.14 Consent to Jurisdiction. Each party hereby irrevocably and unconditionally (a) agrees that any Action or Proceeding, at Law or equity, arising out of or relating to this Agreement, the Merger or any other Transactions shall only be brought in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), or if under applicable Law exclusive jurisdiction of such Action or Proceeding is vested in the federal courts, then the United States District Court for the District of Delaware, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such Action or Proceeding. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any Action or Proceeding brought pursuant to this Section 11.14.

            Section 11.15 Remedies; Specific Performance. The parties acknowledge that money damages would not be an adequate remedy at Law if the Company fails to perform in any material respect any of its obligations hereunder and accordingly agree that Parent and the Acquisition Sub, in addition to any other remedy to which it may be entitled at Law or in equity shall be entitled to seek to compel specific performance of the obligations of the Company under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law. Except as set forth in Section 8.3, no remedy shall be exclusive of any other remedy and all available remedies shall be cumulative.

            Section 11.16 Waiver of Jury Trial. EACH OF PARENT, ACQUISITION AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, ACQUISITION OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

            Section 11.17 Schedules (a) The Company shall give notice to Parent as soon as practicable upon becoming aware of any event, circumstance, condition, fact, effect, or other matter that resulted in, or that would be reasonably likely to result in, (i) any representation or warranty set forth in
Section 5.1 being or becoming untrue or inaccurate in any material respect as of any date on or after the date hereof (as if then made, except to the extent such representation or warranty is expressly made only as of a specific date, in which case as of such date), (ii) the failure by the Company or any of its Subsidiaries to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by the


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Company and its Subsidiaries under this Agreement or (iii) any change, effect, event, occurrence, state of facts or development of which it becomes aware that would result in or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, and shall promptly update the applicable Schedule set forth herein; provided, however, that no such notification shall affect or cure a breach of any of the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (b) Parent shall give written notice to the Company as soon as practicable upon becoming aware of any event, circumstance, condition, fact, effect, or other matter that has resulted in, or that would reasonably be likely to result in, (i) any representation or warranty set forth in Section 5.2 being or becoming untrue or inaccurate in any material respect with respect to Parent or Acquisition Sub as of any date on or after the date hereof (as if then made, except to the extent such representation or warranty is expressly made only as of a specific date, in which case as of such date), (ii) the failure by Parent or Acquisition Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by Parent or Acquisition Sub under this Agreement, or (iii) any change, effect, event, occurrence, state of facts or development of which Parent becomes aware that would result in or would reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of Parent and Acquisition Sub to consummate the Transactions; provided, however, that no such notification shall affect or cure a breach of any of the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.


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            IN WITNESS WHEREOF, the Company, Parent and Acquisition Sub have executed this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.

                                          LNR PROPERTY CORPORATION

                                              /S/ Stuart A. Miller
                                          By:_________________________________
                                              Name: Stuart A. Miller
                                              Title: Chairman of the Board

                                          RILEY PROPERTY HOLDINGS LLC

                                              /S/ Ronald Kravit
                                          By:_________________________________
                                              Name: Ronald Kravit
                                              Title: Managing Director

                                          RILEY ACQUISITION SUB CORP.

                                              /S/ George Kollitides
                                          By:_________________________________
                                              Name: George Kollitides
                                              Title: Vice President